Exhibit 1

Westpac GROUP

ASX Release

Level 18, 275 Kent Street
Sydney, NSW, 2000

8 May 2023

Westpac 1H23 Presentation and Investor Discussion Pack

Westpac Banking Corporation ("Westpac") today provides the attached Westpac 1H23 Presentation and Investor Discussion Pack.

For further information:

Hayden Cooper
Group Head of Media Relations
0402 393 619

Justin McCarthy
General Manager, Investor Relations
0422 800 321

This document has been authorised for release by Tim Hartin, Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Westpac 2023 Interim Results Index 2023 Interim Results Presentation 3 Investor Discussion Pack of 2023 Interim Results 33 Earnings drivers 35 Credit quality and provisions 46 Non-credit risks 69 Capital, Funding and Liquidity 74 Customer franchise 88 Sustainability 92 Segment results 100 Economics 109 Appendix 113 Contact us 125 Disclaimer 126

Peter King Chief Executive Officer

1H23 Highlights 4 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Improved financial result Simpler, stronger bank Next strategic phase Supporting customers Strengthened balance sheet

1H23 Improved financial result 1 Also referred to as net profit attributable to owners of WBC, net profit after tax or statutory profit. 1H22 1H23 Change 1H23 – 1H22 Net profit1 $3,280m $4,001m 22% Notable Items $179m $178m (1%) Revenue $10,230m $11,003m 8% Expenses ($5,373m) ($4,988m) (7%) Impairment charges to average loans annualised 4 bps 10 bps 6 bps CET1 ratio 11.3% 12.3% 95 bps Return on equity 9.3% 11.3% 205 bps Earnings per share 91 cents 114 cents 26% Interim dividend per share 61 cents 70 cents 15% 5 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

33 31 95 91 55 69 114 2020 2021 2022 2023 1H 2H 1H23 Increased shareholder returns 6 Dividend per share (cents) Earnings per share (cents)3 Return on tangible equity (%) 1 No dividend was issued in 1H20. 2 1H23 compared to 1H22. 3 Full year earnings per share: FY20 64 cents; FY21 149 cents; and FY22 160 cents. Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 3.9 8.8 9.2 12.8 FY20 FY21 FY22 1H23 Up 361bps 58 61 31 60 64 70 2020 2021 2022 2023 Interim Final 1H23 Interim Up 15%2 Up 26%2 1

Strengthened balance sheet 7 Capital above target range Well provisioned Significant increase in liquid assets Funding composition improved 1 Expected credit loss. 2 Wholesale funding with a residual maturity of less than 12 months, including long term to short terms scroll. Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 7.4% 8.7% 12.3% Mar-08 Mar-13 Mar-23 $4.9bn $3.4bn Total impairment provisions 100% base case ECL $34bn $111bn $210bn 8% 16% 21% Mar-08 Mar-13 Mar-23 44% 59% 65% 14% 17% 15% 37% 17% 13% $352bn $610bn $967bn Mar-08 Mar-13 Mar-23 Equity Short term wholesale Long term wholesale Customer deposits $1.5bn above base case $3.6bn above top end of target range 1 2 Liquid assets as a % of total assets CET1 ratio

Stronger foundations • 87% of CORE program activities3 completed • Westpac program status4: − March 2023 – Amber − February 2023 – Red − September 2022 – Green − March 2022 – Amber • Program activities targeting completion by December 2023 • Risk management will continue to be a focus beyond 2023 Simpler, stronger bank 8 1 At 30 April 2023. 2 Announced 4 April 2023. 3 Completed activities finalised by Westpac. Activities may still be subject to Promontory Australia review. At 31 March 2023. 4 Program status rating changes with the identification and resolution of issues. 95% Implement 56% Design Embed Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Simpler bank 9 Businesses exited 47% reduction in major technology incidents 50 Co-located branches1 1,700+ ATMs – Armaguard agreement2 Office space reduction 120 applications decommissioned 12%

A strategy for growth and return PILLARS CUSTOMER care at the heart EASY to do business with EXPERT solutions and tools ADVOCATE for positive change • Responsive & consistent service • Support for customers in good times & bad • Recognition for customers’ loyalty • Simple, safe, straightforward banking • Better ways to manage finances • Digitally-enabled throughout • Comprehensive solutions, features & benefits • Distinctive thought leadership in finance and climate • Best people in the industry • Financial inclusion & equality • Data security & protection • Action on climate & nature VALUES Helpful Ethical Leading Change Performing Simple MEASURES Return on tangible equity Market position FOUNDATIONS Strong balance sheet Proactive Risk Management and Risk Culture Data-informed insights and decisioning Passionate people who make a difference PURPOSE Creating better futures together 9 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Maintaining cost discipline 10 Cost to income ratio (%)1 1 Statutory profit basis. Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack • Looking to lift investment in growth and productivity over time • Risk, regulatory and inflation costs persistent • Moving away from FY24 absolute cost target • Focus on improving cost to income ratio relative to peers • Maintaining cost discipline through cost reset program – delivered >$1bn in savings 40 45 50 55 60 65 FY20 FY21 FY22 1H23 4.9 5.3 5.2 5.0 5.3 5.7 5.0 2.5 2.3 0.6 12.7 13.3 10.8 FY20 FY21 FY22 1H23 1H23 1H 2H Notable items Expenses ($bn) Westpac Peers

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- Instant Digital Card and Dynamic CVC
- Apple Pay
- Security Wellbeing Check

- New Westpac iOS App
- Strengthened safeguards against abusive messages
- Real-time digital gambling block
- Westpac Protect – Trusted Wi-Fi

- New Westpac Android App
- Personal Finance Management
- New Business App
- New self serve features
- Digital mortgage

- Carbon footprint tracker
- Open Banking[1]
- Westpac Verify
- Eftpos Air
- PayTo
- Expense splitter and Voice search
- Actionable push notifications for fraud
- Voice scam detection, Biometric fraud detection

2020 — Innovation accelerating — Now

1 For mortgage originations.

11 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Restoring mortgage market position

Established franchise

1,350+
Bankers

20,000+
Active brokers

#2
consideration ranking, up 1 place from Sep-22[1]

Disciplined growth
in competitive environment

Digitising to the Core

One origination platform for all consumer customers

- First party TTR[2] down, simple deals at ~3 days[3]
- All brokers now on platform, TTR set to reduce

Digital mortgage

- Decisioning from days to minutes
- Integrated into core infrastructure
- ~$80m settled in April

Positioning for future growth

Reducing origination time

- Digital Mortgage scalable
- Fast & automated Broker experiences

Re-imagining service

- Digital applications and servicing
- Data-driven insights and offers

Increase customer advocacy

- Lift NPS
- Higher retention rate

1 Source: FiftyFive5 Brand Tracker. 2 Time To Right. 3 Based on time from application start.

12 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Business Banking growth opportunity 13 Disciplined growth Deposits (%) Digitisation and simplification 1 Other includes transport & storage, health, finance & insurance and education. Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Launched EFTPOS Air for small business customers Digital lending application form – decisions 25% faster New climate team support customer transitions Strong deposit base deposit to loan ratio 156% Business lending growth in targeted industries Women in business – $500m commitment 29 31 40 $133bn Term deposits Savings Transactions 27 13 8 9 8 7 7 5 16 Loans (%) $87bn Property Agriculture Wholesale & retail trade Professional services Property operators Accommodation, cafes & restaurants Other1 Construction Manufacturing

Reclaiming position as a leading institutional bank

Deeper relationships driving growth

- Improved returns
- More activity with existing customers and products
- Markets sales and risk management income up 25%
- Sound credit quality – average risk grade unchanged

Financial performance



Revenue ($bn)
Cost to income (%)
54.1
51.3
43.6
1.1
1.2
1.4
1H22
2H22
1H23

Net loans ($bn)



74
85
85
Mar-22
Sep-22
Mar-23

Differentiated expertise

- Partner for transition to net-zero
- Thought leadership in markets & economics
- DataX providing insights to customers
- Enhanced FX Online offering
- Investing for the future – new corporate cash management platform

Relationship strength across categories

- Leading position across a range of key fixed income markets[1]
- Top of league table in Australian government and semi-government bond issuance[2]
- #1 Renewables Project Finance bank in Australia[3]

1 #1 market share in bonds and semis, #1 market share in OIS, #1 market share in asset-backed bonds, =#2 market share in investment grade corporate bonds, #3 market share in interest rate swaps. Source: 2022 Peter Lee Associates Fixed Income Survey, ranking against all banks. 2 Source: Bloomberg AUD primary bond league table for ACGB & Semi issuance, calendar year 2022. 3 Source: IJ Global's Project Finance league table, calendar year 2022.

14 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Michael Rowland Chief Financial Officer

1H23 results summary compared to 2H22

Financial performance improved

- Pre-provision profit[1] $5,883m, up 15%
- Revenue[1] $10,871m, up 7% – higher Core NIM and non-interest income
- Expenses[1] $4,988m, down 1% – cost discipline
- Impairment charges 10 bps[2], up 5 bps mainly from updated economics forecasts,

Balance sheet strong – provides flexibility

- CET1 capital ratio 12.3%, up 99 bps
- Total provisions $4.9bn, $1.5bn above base case scenario
- LCR and NSFR well above regulatory minimums
- Proactive on funding and higher deposits

Credit quality sound

- CAP to credit RWA 133 bps, up 17 bps[3]
- Mortgage 90+ day delinquency 0.68%, down 1 bp
- Stressed exposures to TCE[4] 1.10%, up 3 bps[5]
- Slight increase in early cycle delinquencies

1 Excluding Notable Items. 2 Of average loans. 3 Adoption of APRA's revised capital framework added 8bps to the CAP to credit RWA ratio. 4 TCE is total committed exposure. 5 In 1H23 Westpac applied amendments to APS 220 Credit Risk Management which changed the definition of non-performing loans in Half Year 2023 and resulted in an increase in the stressed exposures to TCE ratio of 4bps.

16 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Notable Items and discontinuation of cash earnings 17 • Statutory net profit after tax primary measure • Part of simplification agenda: − ASX and US results closely aligned − Full year results and annual report combined • Notable Items continued to be reported Net interest margin (%) 1H22 2H22 1H23 Core NIM4 1.70 1.80 1.90 Treasury & Markets impact 0.15 0.10 0.08 Core NIM, Treasury & Markets5 1.85 1.90 1.98 Notable Items impact: Hedging 0.06 0.06 (0.02) Group NIM6 1.91 1.96 1.96 1 For further details of Notable Items refer to page 38. 2 Unrealised fair value gains and losses on economic hedges. 3 Net ineffectiveness on qualifying hedges. 4 Group net interest Margin excluding Notable Items, Treasury & Markets. 5 Equivalent of net interest margin on a cash earning basis reported in prior periods. 6 Group net interest margin. Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Notable Items1 ($m after tax) 1H22 2H22 1H23 Economic hedges2 204 266 (121) Hedge ineffectiveness3 (19) (33) 43 Large items not reflective of ordinary operations (6) (1,286) 256 Total Notable Items 179 (1,053) 178

1H23 Net profit 1 Advance Asset Management Limited. 2 Non-controlling interests. ($m) 2,414 617 80 51 1,231 4,001 (194) (198) 2H22 Net interest income Non-interest income Expenses Impairment charges Tax & NCI Notable Items 1H23 2 Pre-provision profit up 15% 18 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 1H23: AAML1 sale $256m gain 2H22: Life insurance sale $1,112m loss

1.80 1.90 0.16 0.06 1.96 20bps 4bps (11bps) 1.96 (1bps) (2bps) (2bps) (8bps) 2H22 Loans Customer deposits Capital Wholesale funding Liquid assets Treasury & Markets Notable Items 1H23 Core NIM1 ex liquids up 12 bps Net interest margin (%) 1 Group net interest margin excluding Notable Items, Treasury & Markets. 2 Exit refers to Core NIM for the month of March 2023. Core NIM Exit 1.88%2 1H23 1.90% Savings accounts ~11bps Hedged deposits 2bps Competition, switching and mix Impact on Group NIM (%) 2H22 1H23 Treasury & Markets 0.10 0.08 Notable Items: Economic hedges and ineffectiveness 0.06 (0.02) Core NIM ex liquids up 12bps Core NIM Notable Items, Treasury & Markets 19 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

719.6 739.6 5.2 0.7 6.6 0.1 749.9 (0.5) (1.8) Mar-22 Sep-22 Mortgages Business (ex auto) Institutional New Zealand (in A$) Personal (ex auto) Auto Mar-23 Disciplined lending growth ($bn) 20 Up 1% Up $1.4bn in NZ$ Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Non-interest income up 5%1 21 ($m) 1 Excludes the impact of Notable Items. 2 Derivative valuation adjustment (DVA) has been revised to include funding value adjustment and credit value adjustment (CVA). Previously DVA included only CVA. Prior periods have been restated. • Lower contribution from businesses sold • Tightening credit spreads • Higher sales volumes • One-off in 2H22 - Australian life insurance completion adjustment • NZ: Lower interchange fees • Consumer: Lower payments remediation • WIB: lower undrawn line fees, higher debt capital markets fees Net fees1 Flat Wealth1 16% Markets and other1 43% Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 444 415 347 1H22 2H22 1H23 349 298 352 (10) (17) 82 57 66 86 421 347 495 1H22 2H22 1H23 Markets DVA Other 302 303 296 265 248 266 162 165 163 116 111 102 845 827 827 1H22 2H22 1H23 WIB Consumer Business Other 2

1H23 expenses down 1%1 1 Excluding the impact of Notable Items. 5,373 5,429 5,039 249 20 4,988 (390) (194) (93) (33) 1H22 2H22 Notable Items 2H22 ex Notable Items Ongoing expenses Cost reset benefits Investment ex risk & reg Risk & reg Specialist Businesses 1H23 22 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack ($m) Salary & wage increases and inflation Down 1%

653 536 294 332 947 868 1H22 1H23 Investment 1 Includes capitalised software, fixed assets and prepayments. 23 Investment spend ($m) 1H22 2H22 1H23 Expensed 528 355 287 Capitalised1 419 685 581 Total investment spend 947 1,040 868 Avg amortisation period (years) 3.1 3.6 4.5 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Growth and productivity investment increased • Mortgage origination platform • Digital capability • Corporate cash management platform • Business process simplification Regulatory compliance remains a priority Capitalisation of investment increased with higher spend on platforms and infrastructure ($m) • CORE program • Basel III • BS11 • Payments • Data collection • Financial Crime • Cyber • Resilience Growth & productivity Risk & regulatory Up 13% Down 18%

Credit impairment charge / (benefit) composition Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Individually assessed provisions (IAP) ($m) Collectively assessed provisions (CAP) Total 24 97 123 76 (166) (138) (214) 218 228 218 (10) (17) 310 139 196 390 1H22 2H22 1H23 1H22 2H22 1H23 1H22 2H22 1H23 1H22 2H22 1H23 1H22 2H22 1H23 New IAP Write-backs & recoveries Write-offs direct Other movement in CAP

Impairment provisions $1.5bn above base case 25 501 452 382 989 947 1,011 1,262 1,691 1,980 794 845 830 1,136 700 720 4,682 4,635 4,923 Mar-22 Sep-22 Mar-23 CAP to credit RWA of 1.33%, up 17bps Overlays higher • New NZ weather-related events overlay • Construction reduced, reflected in modelled scenarios CAP (ex overlays) higher • Updated economic forecasts • Some deterioration in credit quality IAP lower • Impaired asset provision coverage 43% Expected credit loss (ECL) ($m) Total impairment provisions ($m) Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Overlays Stage 3 CAP Stage 3 IAP Stage 1 CAP Stage 2 CAP 4,923 3,391 Total impairment provision 100% base case ECL $1.5bn above base case

Slight increase in early cycle delinquencies Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 1 TCE is total committed exposure. 2 Non-performing not impaired exposure increase of 4bps due to APS 220 Credit Risk Management methodology change impacting Australian mortgage portfolio. Stressed exposures as a % of TCE1 Australian mortgage delinquencies (%) Australian unsecured delinquencies (%) 26 1.39 0.73 0.00 1.00 2.00 3.00 4.00 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 Sep-22 Mar-23 30+ day delinquencies 90+ day delinquencies 2.98 1.58 1.00 2.25 3.50 4.75 6.00 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 Sep-22 Mar-23 30+ day delinquencies 90+ day delinquencies 0.17 0.26 0.19 0.14 0.13 0.12 0.48 0.80 0.68 0.56 0.51 0.55 0.55 0.85 0.49 0.40 0.43 0.43 1.20 1.91 1.36 1.10 1.07 1.10 Sep-19 Sep-20 Sep-21 Mar-22 Sep-22 Mar-23 Watchlist & substandard Non-performing, not impaired2 Impaired

Capital above top end of target operating range 1 Net of dividend reinvestment plan. 2 APRA’s revised capital framework effective 1 January 2023. 3 Capital deduction and other movements including FX translation impacts. 11.29 82bps 62bps 7bps 8bps 12.28 (45bps) (15bps) Sep-22 Net profit ex Notable Items Dividend Basel III RWA Other Divestments Mar-23 27 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack CET1 Capital (%) Target operating range: 11 – 11.5% 3 Reduced RWA: • Property finance • Mortgages • Off-balance sheet 1 2

61 64 70 1H22 2H22 1H23 Dividend 70 cps, up 15%1 28 Dividends per ordinary share (cents) Dividend payout ratio (%) 1H22 2H22 1H23 Net profit 65 93 61 Net profit (ex Notable Items) 69 65 64 1 Compared to 1H22. 2 Based on 31 March 2023 closing price of $21.66. Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Considers medium term outlook for return and growth Sustainable payout ratio range 65 – 75% Final dividend yield 6.5%2, fully franked 9.3%2 Neutralise DRP

2H23 Margin outlook1 29 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 1 This page contains 'forward-looking statements' and statements of expectation. Please refer to the disclaimer on page 126. 2 Exit refers to Core NIM for the month of March 2023. • Expecting mortgages to remain very competitive • Deposit mix impact • Higher earnings on hedged deposits • Small drag from roll-off of TFF • Wholesale funding costs broadly flat • Higher earnings on capital • Core NIM peaked in Oct-22 • Exit NIM2 1.88%, 2 bps below 1H23 average of 1.90% Core NIM Funding Lending & deposits Capital

Revenue Expenses Credit quality Balance sheet 2H23 Considerations1 30 1 This page contains 'forward-looking statements' and statements of expectation. Please refer to the disclaimer on page 126. Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack • Headwinds on margin • System credit growth easing • Focus on increasing business lending • Full period impact of business exits • Cost discipline maintained • Risk and regulatory costs, wages and inflation to remain elevated • Start 2H23 with sound credit quality • Expect some deterioration in credit metrics • Conservative balance sheet settings • Maintain capital above operating range – flexibility for future capital management

Peter King Chief Executive Officer

Priorities and outlook 1 From Westpac Economics. 32 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Australian economic forecasts1 Dec-22 Dec-23 Dec-24 Cash rate 3.10% 3.85% 2.85% GDP 2.7% 1.0% 1.5% Unemployment rate 3.5% 4.5% 5.0% Inflation 7.8% 4.0% 3.1% Credit growth 7.8% 3.2% 3.5% House price growth (7.1%) 0.0% 5.0% Slowing economic growth Credit portfolio resilient to date Supporting customers Strong financial position provides flexibility Disciplined growth Focus on cost reset

Investor Discussion Pack

Why Westpac

Overview

Australia's **first bank and oldest company** founded in 1817

Improved total shareholder return, dividend **70 cents per share up 15%** in **1H23**[1]

Second largest market share in Australian mortgages and household deposits[3]

Member of Net-Zero Banking Alliance, supporting customers' transition to a net-zero economy by 2050

Strong balance sheet with high capital ratios, strong funding and liquidity, and sound credit provisions

#2 Digital Bank App[4]
Mobile App **NPS**[5] at **+31**

Organisational Health Index at 75, +3 versus global median

Highly rated bank with credit ratings[2] AA- / Aa3 / A+

Australian **consumer MFI**[5] share at **18%**, ranking #2

Multi-brand serving **12.8 million customers**

1 Compared to prior corresponding period (1H22). 2 S&P Global Ratings, Moody's Investors Service and Fitch Ratings respectively. All three credit rating agencies have Westpac Banking Corporation on a stable outlook. 3 Based on APRA statistics at March 2023. 4 Forrester Research: Digital Experience Review™ – Australian Mobile Banking Apps, Q3 2022. 5 For further details on metric provider see page 124.

34 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Earnings drivers

3,280 3,101 1,181 154 3,823 178 (179) (41) (251) (321) 4,001 1H22 Notable Items 1H22 ex Notable Items Net interest income Non-interest income Expenses Impairment charges Tax & NCI 1H23 ex Notable Items Notable Items 1H23 Businesses sold, simplification benefits and completion of some regulatory programs, average FTE3 down 4% 1H23 Net profit 36 Earnings Net profit 1H22 – 1H23 ($m) Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack AIEA1 up 7%, core NIM2 up 20bps. Impact of Treasury & Markets and Notable Items reduced Group NIM by 15bps Up 22% 1 Average interest-earning assets. 2 Net interest margin. 3 Full time equivalent. 4 Non-controlling interests. Up 23% ex Notable Items Higher charge for collectively assessed provisions Lower income from businesses sold 4

Earnings

1H23 Net profit

Net profit 2H22 – 1H23 ($m)


AIEA up 4% due to loan growth and higher liquid assets. Core NIM up 10bps offset by impact from Treasury & Markets and Notable Items
Stronger Markets performance
Reduction in third-party providers, property costs, and other simplification benefits partly offset higher inflation and wage growth
Changes in macro economic factors, New Zealand weather overlays and small increase in early-cycle delinquencies
2,414
1,053
3,467
617
80
51
(194)
(198)
3,823
178
4,001
Up 10% ex Notable Items
Up 66%
2H22
Notable Items
2H22 ex Notable Items
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
1H23 ex Notable Items
Notable Items
1H23

37 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Single measure of performance – net profit 38 • Westpac uses net profit to assess financial performance at both a Group and segment level • Notable Items broadly fall into the following categories: − Large items that are not reflective of the Group’s ordinary operations which may include: o Provisions for remediation, litigation, fines and penalties o The impact of asset sales and revaluations o The write-down of assets (including goodwill and capitalised software) o Restructuring costs − Unrealised fair value gains and losses on economic hedges that do not qualify for hedge accounting − Net ineffectiveness on qualifying hedges Earnings Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Notable Items ($m after tax) 1H22 2H22 1H23 Provisions for litigation, fines and penalties (65) (68) - Asset sales and revaluations 213 (1,089) 256 Write-down of assets (154) (129) - Economic hedges 204 266 (121) Hedge ineffectiveness (19) (33) 43 Total Notable Items 179 (1,053) 178 (46) 159 (120) 105 243 (544) (94) 200 185 233 (78) 1H18 2H18 1H19 2H19 1H20 2H20 1H21 2H21 1H22 2H22 1H23 Hedging volatility ($m)

550 563 50 9 0 570 (45) (7) Mar-22 Sep-22 New mortgage lending Mortgage repayment New business lending Business loan repayment Net consumer finance Mar-23 458 468 25 7 473 (15) (11) Mar-22 Sep-22 New lending ex refinance Net refinance Property sale and other Paydown Mar-23 724 744 5 1 7 754 (0) (2) Mar-22 Sep-22 Consumer Business WIB New Zealand Other Mar-23 Composition and movement in lending 39 Composition of loans Movement in gross loans ($bn) 1,2 (% of total) 12 63 10 2 8 4 <1 Australian mortgages Australian business Institutional Australian other consumer New Zealand mortgages New Zealand business/others Other overseas Australian lending ($bn) Consumer and Business segments 1 Gross loans. 2 In A$. Movement in local currency was NZ$1.4 billion. 3 Includes refinance, redraw, property sales, repayment and others. 4 Includes Group Businesses and Specialist Businesses. 5 Excludes external refinance. 6 External refinance only. 7 Includes redraws. Revenue Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Up 4% Up 1% 2 4 $754bn Charts may not add due to rounding. Australian mortgage lending ($bn) Up 3% Up 1% Up 3% Up 1% 5 6 7 3

601 613 17 12 628 (14) (0) Mar-22 Sep-22 Term deposits Savings Transaction Mortgage offset Mar-23 Composition and movement in deposits 40 Composition of deposits (% of total) 56 26 18 Households Businesses Institutional Customer deposits by type ($bn) 134 137 162 179 207 217 199 211 188 193 198 183 52 53 54 54 581 601 613 628 Sep-21 Mar-22 Sep-22 Mar-23 Term deposits Savings Transaction Mortgage offset Customer deposits by segment ($bn) Customer deposit movements ($bn) 1 In A$. Movement in local currency over the half was NZ$1.9 billion. Revenue Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Up 4% Up 2% $628bn Charts may not add due to rounding. 266 276 281 294 129 135 133 133 99 105 117 113 72 14 73 69 75 12 13 13 580 601 613 628 Sep-21 Mar-22 Sep-22 Mar-23 SB and other New Zealand WIB Business Consumer 1

0% 1% 2% 3% 4% 5% Mar-20 Mar-21 Mar-22 Mar-23 3 year swap rate (spot) Blended tractor rate 1.80 1.90 0.16 0.06 1.96 20bps 4bps 1.96 (11bps) (1bp) (2bps) (2bps) (8bps) 2H22 Loans Deposits Earnings on capital Wholesale funding Liquid assets Treasury & Markets Notable Items 1H23 Notable Items,T&M Core NIM Net interest margin Net interest margin (% and bps) Australian deposits1 by interest rate bands ($bn) Tractor rate 1 Excludes mortgage offset balances. Prior period numbers have been updated. 2 On statutory profit basis. Revenue 41 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 297 168 1 0 94 129 230 28 81 55 70 285 Mar-22 Sep-22 Mar-23 41 1.96% 1.8% 2.0% 2.2% 2.4% 2.6% 2.8% 2002 2007 2012 2017 2022 Group NIM2 over 20 years (%) Capital $53bn: 3yr hedge Deposits $64bn: 4yr hedge Core NIM Exit 1.88% 1H23 1.90% ≤25bps 26≤150bps 151≤300bps 301bps+

349 298 352 (10) (17) 82 57 66 61 421 347 470 1H22 2H22 1H23 Markets DVA Other 845 827 827 219 248 232 339 281 409 82 66 61 1,485 1,422 1,529 1H22 2H22 1H23 Fees Wealth management Markets Other 302 303 296 265 248 266 162 165 163 116 111 102 845 827 827 1H22 2H22 1H23 WIB Consumer Business Other Non-interest income1 42 Non-interest income by type ($m) Net fee income ($m) Markets and other ($m) Revenue Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 1 Excluding Notable Items and businesses sold. Income for businesses sold includes Motor Vehicle Finance & Novated Leasing, New Zealand life insurance and Australian life insurance, AAML and BT Super successor fund transfer; prior figures have been aligned to current presentation for comparability. 2 Derivative valuation adjustment (DVA) has been revised to include funding value adjustment and credit value adjustment (CVA). Previously DVA included only CVA. Prior periods have been restated. 2

5,373 5,142 697 4,988 (231) (562) (95) (101) (93) 1H22 Notable Items 1H22 ex Notable Items Ongoing expenses Cost reset benefits Investment ex risk & reg Risk & reg Specialist Businesses 1H23 Expenses 1 Excluding the impact of Notable Items. Compared to prior corresponding period. 2 Successor fund transfer of BT Super to Mercer 43 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Operating expenses declined 3% despite inflationary pressures1 Expenses Down 3% Wage increases and inflation Includes SFT2 expense reimbursement

Selected cost reset initiatives

Expenses

	Metric	FY20 baseline	FY22	1H23
Portfolio simplification	• Sale of non-core businesses	1 under sale agreement	7 completed	9 completed[7]
Business simplification	• Mortgages processed on digital origination platform[1]	32%	82%	92%[8]
	• Consumer sales via digital[2]	42%	43%	43%
	• Branch transactions[3]	29 million	23 million	22 million[9]
	• Number of products[4]	1,191	805	785
Organisational simplification	• Offshore locations[5]	8	7	7
	• Reduce third-party and contractor spend by more than $200m p.a.[6]		>$200m	>$200m[9]
	• Reduce head office roles – more than 20%		(12%)	(12%)

1 Percentage of home loan applications through mortgage origination platform for 1st and 3rd party lending (excluding RAMS). FY24 target refers to both 1st and 3rd party across Consumer. 2 Refer to page 124 for definition. 3 Reduction to FY24 represents decrease on baseline. 4 Includes products for sale and not for sale across Australia and New Zealand, except for institutional products which are for sale only. 5 Represents international locations excluding New Zealand and Westpac Pacific. 6 $200m is based on savings from volume and rate management, and includes consulting engagements. 7 Cumulative. 8 Relates to the month of March 2023. 9 Annualised.

44 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

1H23 impairment charge of $390m 45 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 97 123 76 (166) (138) (214) 218 228 218 (10) (17) 310 139 196 390 1H22 2H22 1H23 1H22 2H22 1H23 1H22 2H22 1H23 1H22 2H22 1H23 1H22 2H22 1H23 Impairment charges and stressed exposures (bps) Impairment charges ($m) New IAPs Write-backs & recoveries Write-offs direct Other mvmts in CAP Individually assessed Collectively assessed Total Impairment charges 10 110 -100 0 100 200 300 400 -20 0 20 40 60 80 100 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Impairment charge to average loans annualised (lhs) Stressed exposures to TCE (rhs)

Credit quality and provisions

Credit quality

Provisions for expected credit loss

Total provisions for expected credit losses[1] ($m)



Stage 3 IAP
Stage 3 CAP
Stage 1 CAP
Overlay
Total provisions
COVID-19
3,924
171
820
1,578
943
412
6,163
708
1,034
2,249
1,561
611
5,007
647
791
1,606
1,131
832
4,635
700
845
1,691
947
452
4,923
720
830
1,980
1,011
382
Sep-19
Sep-20
Sep-21
Sep-22
Mar-23
Increased for NZ weather events with construction overlay reduced as this risk is now covered under modelled CAP
Updated economics forecast, NZ portfolio deterioration and higher early cycle consumer delinquencies
Write-backs and lower new IAP

Expected credit loss[1] (ECL) ($m)



$1.5bn in provisions above the base case economic scenario
4,923
3,391
6,836
Reported probability-weighted ECL
100% base case ECL
100% downside ECL

Forecasts for base case economic scenario[2]	Base case 2023	Base case 2024	Downside Trough / peak[3]
GDP growth	1.0%	1.5%	(6%)
Unemployment	4.7%	5.1%	11%
Residential property prices	(7.8%)	2.0%	(27%)
Commercial property prices	(9.4%)	1.4%	(32%)

1 Includes provisions for debt securities. 2 Forecast date is 21 March 2023. 3 These KEIs represent trough or peak values that characterise the scenarios considered in setting downside severity. Residential and commercial forecasts represent cumulative reduction over a two-year period.

47 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Provision cover

Credit quality

Key ratios

	Mar-22	Sep-22	Mar-23
Provisions to gross loans (bps)	65	62	**65**
Impaired asset provisions to impaired assets (%)	48	48	**43**
Collectively assessed provisions to credit RWA (bps)[1]	116	116	**133**

Exposures as a % of TCE


91.65
87.73
86.17
7.65
11.62
13.16
0.70
0.64
0.67
Mar-22
Sep-22
Mar-23

Stage 1 – small reduction driven by modelled outcomes reflecting updated key economic indicators

Stage 2 – small increase driven by modelled outcomes reflecting updated key economic indicators

Stage 3 – small increase driven by APS220 impacts[2]

Chart does not add to 100 due to rounding.

Provisioning to TCE (%)

	Mar-22	Sep-22	Mar-23
Stage 1 provisions			
Fully performing portfolio	0.10	0.09	**0.09**
Stage 2 provisions (includes portfolio overlays)			
Non-stressed but significant increase in credit risk	1.92	1.35	**1.33**
Watchlist & substandard	10.95	11.05	**10.93**
Stage 3 provisions			
Non-performing, not impaired	10.62	11.07	**11.06**
Impaired	48.03	47.97	**42.81**

1 The adoption of APRA's revised capital framework added 8bps to the CAP to credit RWA ratio. Prior periods have not been restated. 2 Regulatory changes extending the period over which exposures remain classified as non-performing before they can be reclassified as performing.

48 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

1 107 4 110 (1) (1) Sep-22 Impaired Non-performing, not impaired Substandard Watchlist Mar-23 Movement in stress categories (bps) 0.17 0.26 0.19 0.14 0.13 0.12 0.48 0.80 0.68 0.56 0.51 0.55 0.55 0.85 0.49 0.40 0.43 0.43 1.20 1.91 1.36 1.10 1.07 1.10 Sep-19 Sep-20 Sep-21 Mar-22 Sep-22 Mar-23 Watchlist & substandard Non-performing, not impaired Impaired Credit quality metrics stable 49 1,069 1,761 836 430 174 FY19 FY20 FY21 FY22 1H23 1H 2H New and increased gross impaired assets ($m)2 Stressed exposures as a % of TCE 1 Non-performing not impaired exposure increase of 4bps due to APS 220 Credit Risk Management methodology change impacting Australian mortgage portfolio. 2 Includes exposures that are managed on a facility by facility basis. Credit quality Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Increase driven by change in methodology following regulatory change1

0 600 1,200 1,800 2,400 3,000 3,600 A A-BBB+ A BBB+ A-A-A-BBB+ AA-Portfolio composition 50 Total committed exposure (TCE) by risk grade at 31 March 2023 ($m) Top 10 institutional exposures to corporations and NBFIs3 (% of TCE) Top 10 institutional exposures to corporations & NBFIs at 31 March 2023 ($m)4 1 Risk grade equivalent. 2 Region is based on booking office. 3 NBFI is non-bank financial institutions. 4 S&P rating or equivalent. Credit quality Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 1.0 1.1 1.2 1.1 1.0 Sep-19 Sep-20 Sep-21 Sep-22 Mar-23 Standard and Poor’s risk grade1 Australia NZ / Pacific Other overseas Group % of total AAA to AA- 221,184 25,119 19,502 265,805 22% A+ to A- 39,054 5,618 9,539 54,211 4% BBB+ to BBB- 71,205 12,087 7,812 91,104 7% BB+ to BB 77,860 15,014 721 93,595 8% BB- to B+ 54,093 7,677 506 62,276 5% <B+ 6,305 2,332 36 8,673 1% Mortgages 540,961 71,153 - 612,114 50% Other consumer products 27,380 5,132 - 32,512 3% TCE 1,038,042 144,132 38,116 1,220,290 TCE at 30 September 2022 1,014,349 133,620 37,933 1,185,902 Exposure by region2 (%) 85% 12% 3% 100% Clearing house membership

Exposure and credit quality by sector Sector Finance & Insurance1 Property2 Wholesale & retail trade Manufacturing Agriculture, forestry & fishing Services3 Property & business services Transport & storage Utilities Construction4 Accomm, cafes & restaurants Mining TCE ($bn) Mar-23 205.6 78.8 29.0 24.2 23.9 23.7 22.0 17.3 16.9 11.9 10.2 8.7 Sep-22 187.9 76.1 29.3 24.4 23.2 23.5 22.4 29.3 14.3 11.5 10.2 7.9 Stressed (%) 5,6 Mar-23 0.1 2.4 3.2 3.0 4.1 2.8 3.1 1.4 0.1 6.2 4.8 2.4 Sep-22 0.1 2.1 3.0 2.9 3.6 4.1 3.2 2.0 0.2 5.4 6.8 0.6 Impaired (%) 6 Mar-23 0.0 0.1 0.6 0.5 0.3 0.4 0.6 0.2 0.0 0.8 0.6 0.1 Sep-22 0.0 0.1 0.6 0.8 0.2 0.5 0.7 0.2 0.0 0.8 0.6 0.1 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 Property Wholesale & retail trade Manufacturing Agriculture, forestry & fishing Services Property & business services Transport & storage Utilities Construction Accommodation cafes & restaurants Mining Mar-22 Sep-22 Mar-23 Credit quality across sectors 1 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. Includes assets held for liquidity portfolio. 2 Property includes both residential and non-residential property investors and developers and excludes real estate agents. 3 Services includes education, health & community services, cultural & recreational and personal & other services. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 Includes impaired exposures. 6 Percentage of portfolio TCE 51 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Corporate and business stressed exposures by industry sector (%) Credit quality Mostly downgrades to watchlist (loans are still performing) Increased stress mostly in New Zealand dairy portfolio, reduced stress in Australian agriculture Decrease driven by upgrade of one exposure Mostly downgrades to watchlist (loans are still performing) Upgrade of a small number of exposures Driven by mining services

Sectors in focus: Commercial property

Credit quality

- Single Group-wide credit policy, supported by industry concentration limits and sub limits
- Managed by specialist relationship teams, dedicated credit officers and subject matter experts
- Weighted average LVR for the Australian secured portfolio <50%
- Credit policy maximum LVR at origination 65%[1]
- 80% fully secured[2]

	Mar-22	Sep-22	Mar-23
TCE ($bn)	74.3	76.1	**78.8**
Lending ($bn)	56.5	60.0	**61.0**
As a % of Group TCE	6.40	6.42	**6.46**
Median risk grade (S&P equivalent)[3]	BB	BB	**BB-**
% of portfolio graded as stressed[4,5]	2.06	2.07	**2.38**
% of portfolio impaired[5]	0.16	0.07	**0.08**

Commercial property exposures (% of TCE)



6.5
6.5
6.4
6.2
6.2
6.4
6.4
6.5
Sep-17
Sep-18
Sep-19
Sep-20
Sep-21
Mar-22
Sep-22
Mar-23

Commercial property portfolio composition (TCE) (%)

Sector[5]



23
24
19
16
13
5
Commercial offices
Retail
Residential
Industrial
Corporate
Other

Commercial property portfolio composition (TCE) (%)

Borrower type[6]



32
6
47
15
Investors & developers <$10m
Developers >$10m
Investors >$10m
Diversified property groups and property trusts >$10m

Region[6,7]



18
13
7
6
3
9
44
NSW & ACT
VIC
QLD
SA, NT & TAS
WA
NZ & Pacific
Institutional

1 Policy exception can be made under limited circumstances. 2 Fully secured: Secured loan to collateral value ratio ≤ 100%. 3 Restatement of Mar-22 and Sep-22 median risk grade reflects data review. 4 Includes impaired exposures. 5 Percentage of commercial property portfolio TCE. 6 Following a review of ANZIC codes used to classify commercial property exposures, some exposures have been reclassified in 1H23. 7 Region is based on booking office.

52 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Credit quality

Sectors in focus: Accommodation, cafes and restaurants; construction

Accommodation, cafes and restaurants

	Mar-22	Sep-22	Mar-23
Total committed exposure (TCE) ($bn)	9.9	10.2	**10.2**
Lending ($bn)	8.1	8.4	**8.8**
As a % of Group TCE	0.85	0.86	**0.84**
% of portfolio graded as stressed[1,2]	7.64	6.76	**4.76**
% of portfolio impaired[2]	0.68	0.56	**0.60**

Portfolio security composition[3] (TCE) (%)


74
22
4
Fully secured
Partially secured
Unsecured

Portfolio by sub-sector (TCE) (%)


33
39
24
4
Accommodation
Pubs, taverns and bars
Cafes and restaurants
Clubs (hospitality)

Construction

	Mar-22	Sep-22	Mar-23
TCE ($bn)	11.2	11.5	**11.9**
Lending ($bn)	6.8	7.1	**7.3**
As a % of Group TCE	0.96	0.97	**0.97**
% of portfolio graded as stressed[1,2]	5.46	5.37	**6.24**
% of portfolio impaired[2]	0.80	0.78	**0.81**

Portfolio security composition[3] (TCE) (%)


59
18
23
Fully secured
Partially secured
Unsecured

Portfolio by sub-sector (TCE) (%)


22
16
8
5
5
28
16
Building construction
Installation services
Site prep services
Structure services
Completion services
Other services
Non-building construction

1 Includes impaired exposures. 2 Percentage of portfolio TCE. 3 Fully secured: Secured loan to collateral value ratio ≤ 100%, Partially secured: Secured loan to collateral value ratio > 100%, but < 150%, Unsecured: Secured loan to collateral value ratio > 150%, or no security held.

53 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Sectors in focus: Australian agriculture; mining 54 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Mining portfolio by sub-sector (TCE) (%) Mining (incl. oil and gas) 1 Includes impaired exposures. 2 Percentage of portfolio TCE. Credit quality Mar-22 Sep-22 Mar-23 TCE ($bn) 8.4 7.9 8.7 Lending ($bn) 3.4 3.1 2.8 As a % of Group TCE 0.72 0.66 0.71 % of portfolio graded as stressed1,2 0.60 0.62 2.42 % of portfolio in impaired2 0.14 0.11 0.09 32 30 16 11 5 6 Oil and gas Metal ore Iron ore Mining services Coal Other Australian agriculture portfolio by sub-sector (TCE) (%) Mar-22 Sep-22 Mar-23 TCE ($bn) 13.4 13.7 14.3 Lending ($bn) 10.6 11.3 11.3 As a % of Group TCE 1.16 1.16 1.17 % of portfolio graded as stressed1,2 1.96 2.73 2.48 % of portfolio in impaired2 0.40 0.37 0.36 31 27 10 9 5 5 4 3 2 2 2 Grain Beef & sheep Horticulture Dairy Cotton Services to agriculture Viticulture Fishing & aquaculture Other Forestry & logging Poultry Australian agriculture

49 23 28 Personal and household goods retailing Motor vehicle retailing and services Food retailing Sectors in focus: Retail trade; residential aged care and retirement 55 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Credit quality Retail trade Mar-22 Sep-22 Mar-23 TCE ($bn) 12.5 11.9 12.4 Lending ($bn) 8.3 8.6 7.8 As a % of Group TCE 1.08 1.00 1.01 % of portfolio graded as stressed1,2 3.69 3.79 3.46 % of portfolio impaired2,3 0.79 0.84 0.78 Retail trade exposure by sub-sector (TCE) (%) Residential aged care and retirement Mar-22 Sep-22 Mar-23 TCE ($bn) 3.7 3.1 2.9 Lending ($bn) 1.6 1.7 1.6 As a % of Group TCE 0.32 0.26 0.23 % of portfolio graded as stressed1,2 2.03 3.17 2.79 % of portfolio impaired2 0.76 0.61 0.05 48 52 Residential aged care Retirement Residential aged care and retirement exposure by sub-sector (TCE) (%) 1 Includes impaired exposures. 2 Percentage of portfolio TCE. 3 Impaired ratio for Mar-22 and Sep-22 restated, reflecting data review.

0.3 0.1 0.3 0.2 0.1 0.1 0.1 0.1 0.1 0.2 0.2 0.2 0.3 3.0 2.9 2.2 1.6 1.5 1.3 1.9 3.3 3.1 2.6 2.0 1.8 1.5 2.2 Sep-18 Sep-19 Sep-20 Sep-21 Mar-22 Sep-22 Mar-23 Impaired 90+ day past due and not impaired Watchlist & substandard New Zealand business exposures 56 1 Includes forestry and fishing. Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Credit quality Business TCE by industry sector % Business stressed exposures as a % of business TCE Chart may not add due to rounding. 29 16 14 11 6 5 5 4 3 3 2 11 Finance & insurance Agriculture, forestry and fishing Property Government administration & defence Utilities Trade Manufacturing Services Transport & storage Property & business services Construction Accommodation, cafes & restaurants Other industries Increase in stress from agriculture1, commercial property and trade reflecting higher interest rates

New Zealand business exposures 57 Sectors in focus 1 Includes forestry and fishing. 2 Includes impaired exposures. 3 Percentage of portfolio TCE. 4 Dairy is a sub-set of agriculture and is included in the agriculture table. Credit quality Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Agriculture1 Mar-22 Sep-22 Mar-23 TCE (NZ$bn) 10.6 10.5 10.3 Agriculture as a % of total TCE 7.4 7.2 7.0 % of portfolio graded as ‘stressed’2,3 6.1 4.8 6.5 % of portfolio impaired3 0.08 0.03 0.08 Mar-22 Sep-22 Mar-23 TCE (NZ$bn) 8.8 9.4 9.5 Property as a % of total TCE 6.2 6.5 6.4 % of portfolio graded as ‘stressed’2,3 1.9 1.7 3.0 % of portfolio impaired3 0.06 0.06 0.06 Commercial property 23 22 22 16 15 2 Retail Industrial Commercial Corporate Residential Other NZ$9.5bn Mar-22 Sep-22 Mar-23 TCE (NZ$bn) 6.3 6.3 6.3 Dairy as a % of total TCE 4.4 4.3 4.2 % of portfolio graded as ‘stressed’2,3 6.2 4.1 4.7 % of portfolio impaired3 0.12 0.04 0.04 Dairy4 Commercial property TCE by segment (%)

Australian consumer finance 58 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Australian consumer finance portfolio1 Australian consumer finance 90+ delinquencies (%) Australian consumer finance portfolio ($bn) Credit card accounts paying minimum repayment (%)3 1 Does not include margin lending. 2 Loans to customers through dealers in Specialist Businesses. These loans will be run-down over their contractual term. 3 Minimum repayment over at least six consecutive months. Minimum repayment defined as <=5% of each months statement cycle balance. Credit quality 6.4 2.4 4.0 12.8 6.4 2.3 3.0 11.7 6.5 2.3 2.2 11.0 Credit cards Personal loans Auto loans (consumer) Total consumer finance Mar-22 Sep-22 Mar-23 Mar-22 Sep-22 Mar-23 Lending ($bn) 12.8 11.7 11.0 As a % of Group loans 1.8 1.6 1.5 30+ day delinquencies (%) 3.06 2.79 2.98 90+ day delinquencies (%) 1.64 1.60 1.58 90+ day delinquencies down 2bps over the period, reflecting 12bps improvement in portfolio, partly offset by 10bps from contraction in portfolio (mostly auto loans in run-off) 2 In run-off 0.71 2.84 2.85 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 Sep-22 Mar-23 Credit cards Personal loans Auto loans (consumer - in run off) 0.0 2.0 4.0 6.0 8.0 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 Sep-22 Mar-23

Australian mortgage delinquencies 59 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 1 Financial hardship assistance is available to customers experiencing temporary financial difficulty, including changes in income due to illness, a relationship breakdown or natural disasters. Hardship assistance often takes the form of a reduction or deferral of repayments for a short period. Customer requesting financial hardship assistance must provide a statement of financial position and an assessment is made regarding the customer’s eligibility. Mortgage credit quality Australian mortgage delinquencies (%) Australian mortgage portfolio Mar-19 Pre COVID-19 Mar-22 Sep-22 Mar-23 90+ day delinquencies (bps): Total portfolio inc. impaired mortgages 82 88 75 73 Owner occupied loans 89 85 73 69 Investment property loans 68 89 75 75 Principal & interest loans 83 90 78 74 Interest only loans 75 66 48 47 30+ day delinquencies total portfolio (bps) 159 147 121 139 Mar-19 Pre COVID-19 Mar-22 Sep-22 Mar-23 Customers in hardship1 including 6mth serviceability period (by balances, bps) 64 75 53 50 Consumer properties in possession (number) 482 201 224 227 Impaired mortgages (by balances, bps) N/A 5 5 6 Australian mortgage 90+ day delinquencies by State (%) 0.0 1.0 2.0 3.0 4.0 Mar-18 Mar-19 Mar-20 Mar-21 Mar-22 Mar-23 NSW/ACT VIC/TAS QLD WA SA/NT ALL 1.39 0.73 0.61 0.0 1.0 2.0 3.0 4.0 Mar-18 Mar-19 Mar-20 Mar-21 Mar-22 Mar-23 30+ day delinquencies 90+ day delinquencies 90+ dpd excl. 6 months serviceability hold-out period COVID-19 deferrals

Australian mortgage portfolio composition Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 1 Flow is new mortgages settled in the 6 months ended 31 March 2023. 2 Includes amortisation. Calculated at account level, where split loans represent more than one account. 3 Mar-22 re-stated for classification changes between ‘On time’ and ‘<1 month’ ahead categories. Loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. 4 Mortgage loss rates for March balances are annualised, based on losses for the 6 months. Mortgage loss rates for September are actual losses for the 12 months ending. 60 Mortgage credit quality Australian mortgage portfolio Mar-22 balance Sep-22 balance Mar-23 balance 1H23 flow1 Total portfolio ($bn) 458.3 467.6 472.7 49.7 Owner occupied (OO) (%) 64.8 65.8 66.4 69.3 Investment property loans (IPL) (%) 33.4 32.6 32.2 30.7 Portfolio loan/line of credit (LOC) (%) 1.7 1.6 1.4 - Variable rate / Fixed rate (%) 60/40 63/37 67/33 95/5 Interest only (I/O) (%) 14.2 13.5 13.3 15.7 Proprietary channel (%) 52.7 51.8 51.5 46.4 First home buyer (%) 10.4 10.1 9.6 5.8 Mortgage insured (%) 15.4 14.7 14.2 9.4 Mar-22 Sep-22 Mar-23 1H23 flow1 Average loan size2 ($’000) 280 286 292 445 Customers ahead on repayments including offset account balances (%) By accounts 74 74 74 By balances3 68 68 69 Mortgage losses net of insurance ($m, for 6 months ending) 28 2 11 Annual mortgage loss rate4 (bps) 1.2 0.6 0.5 47 49 55 56 57 58 60 64 66 66 45 45 39 40 39 39 37 34 33 32 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 Sep-19 Sep-20 Sep-21 Sep-22 Mar-23 OO IPL Owner occupied / Investment property loans as a % of the Australian mortgage portfolio 50 46 40 35 31 27 23 21 18 16 14 14 13 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 Sep-22 Mar-23 Interest only loans as a % of the Australian mortgage portfolio

Australian mortgage portfolio 61 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Mortgage credit quality 1 Six months to. 5 8 10 12 21 36 8 3 4 6 7 15 47 17 <75k 75k to 100k 100k to 125k 125k to 150k 150k to 200k 200k to 500k >500k Owner Occupied Investment Property Applicant gross income band (1H23 drawdowns, % by approved limits) By product and repayment type (%) 2 11 23 3 62 2 10 22 3 63 2 10 22 3 64 0 12 19 3 66 LOC IPL-I/O IPL-P&I OO-I/O OO-P&I Mar-22 (Portfolio) Sep-22 (Portfolio) Mar-23 (Portfolio) 1H23 Flows Chart does not add to 100 due to rounding. Debt-to-income >=6x at origination (%) 18.0 17.5 21.1 27.3 28.9 22.7 15.5 17.7 17.6 18.1 20.6 24.4 21.9 16.4 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 Sep-22 Dec-22 Major banks ex Westpac Westpac By State (%) 41 29 15 8 7 41 29 15 8 7 41 29 15 8 7 39 31 16 8 7 NSW/ACT VIC/TAS QLD WA SA/NT Mar-22 (Portfolio) Sep-22 (Portfolio) Mar-23 (Portfolio) 1H23 Flows Source: APRA, Westpac. Sound fundamentals maintained 1

28 20 37 11 4 0 20 16 44 12 7 1.3 62 15 13 7 2 0.7 0.8 0 10 20 30 40 50 60 70 80 90 100 0<=60 60<=70 70<=80 80<=90 90<=95 95<=100 >100 1H23 drawdowns LVR at origination Portfolio LVR at origination Portfolio dynamic LVR Australian mortgage portfolio 62 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Australian housing loan-to-value ratios (LVRs) (%) 1 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic. 2 Weighted average LVR calculation considers size of outstanding balances. 3 Average LVR of new loans is on rolling 6 months. 4 In 2H21 Westpac Lender’s Mortgage Insurance Limited was sold to Arch Capital Group. Westpac has entered into a 10-year exclusive supply agreement for Arch to provide lenders mortgage insurance to the Group. 5 Includes loans where LMI applies to >70% LVR loans, for example, single industry towns. Mortgage credit quality Australian mortgage portfolio LVRs Mar-22 balance Sep-22 balance Mar-23 balance Weighted averages2 LVR at origination (%) 73 73 72 Dynamic LVR1 (%) 47 49 51 LVR of new loans3 (%) 71 70 68 Serviceability assessment creates a buffer for borrowers Chart does not add to 100 due to rounding. N/A 1 Australian mortgage portfolio by insurance profile4 (%) 14 6 80 Insurance not required (Low risk profile including loans <80% LVR) Not insured >80% LVR (Special package policy applies for certain professionals and Westpac staff) Insured5 (>80% LVR) LVRs remain low • Loans are assessed at the higher of − The customer rate, including any life-of-loan discounts, plus the serviceability buffer of 3.0% (up from 2.5% in October 2021) or − The minimum assessment rate, called the “floor rate”, currently 5.05% • Interest only (I/O) loans: Assessed based on the residual principal and interest (P&I) term using the applicable P&I rate, plus a 3.0% buffer • Fixed rate loans : Assessed on the variable rate to which the loan will revert after the fixed period, plus a 3.0% buffer

Australian mortgage portfolio

Mortgage credit quality

Mortgage buffers largely unchanged in 1H23

Australian home loan customers ahead on repayments[1] (% by accounts)


>2yrs
>6mths <2yrs
<6 mths
< 1 mth
On time
Behind
32
12
15
16
25
1

Chart does not add due to rounding

Australian home loan customers ahead on repayments[1] (% by balances)


Mar-22
Sep-22
Mar-23
1 1 1
31 30 30
19 19 19
15 16 16
11 12 12
23 22 21
Behind
On time
< 1 mth
< 6 mths
>6 mths <2yrs
>2 Yrs

Chart does not add due to rounding

Offset account balances[2] ($bn)


Linked to I/O mortgages
Linked to P&I mortgages
36 37 39 39 40 41 42 46 48 51 53 53 54
Mar-17
Mar-18
Mar-19
Mar-20
Mar-21
Mar-22
Mar-23

Loans 'on time' and <1 month ahead (% of balances)


48
19
11
11
8
49
19
9
13
8
49
19
8
14
9
Mar-22
Sep-22
Mar-23
Investment property loans – incentive is to keep repayments high for tax purposes
Accounts opened in the last 12 months
Loans with structural restrictions on repayments e.g. fixed rate
Residual – less than 1 month repayment buffer

Chart does not add due to rounding

1 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Includes mortgage offset accounts. 'Behind' is more than 30 days past due. 'On time' includes up to 30 days past due. Mar-22 re-stated for classification changes between 'On time' and '<1 month' ahead categories. 2 Includes RAMS from Sep-20 onwards.

63 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Mortgage credit quality

Australian mortgage portfolio

Fixed rate mortgage roll-off closely managed

- Most fixed rate borrowers are well placed to manage higher repayments
  - Borrower characteristics similar to variable rate portfolio
  - Slightly more first home buyers and owner occupiers in the fixed rate portfolio versus variable rate portfolio, leading to moderately lower income and higher dynamic LVRs
  - 49% also have a variable rate loan
- Average interest rate step up for fixed accounts expiring in 2H23 approximately 3.7%[1]

Australian fixed rate mortgage expiry schedule ($bn, every 6 months to)


Expired (actuals)²
Yet to expire
19
20
19
55
40
21
22
9
7
Mar-22
Mar-23
Mar-24
Mar-25
>Sep-25

Australian mortgage portfolio by income band (%)


Fixed
Variable
Total
22 20 21
25 22 23
19 18 18
34 40 38
<$100k
>$100k - $150k
>$150k - $200k
>$200k

Australian mortgage portfolio arrears (%)


Fixed
Variable
Total
30+ Delinquency
90+ Delinquency
0.6 1.5 1.2
0.6 1.7 1.4
0.3 1.0 0.8
0.3 0.9 0.7
Sep-22
Mar-23
Sep-22
Mar-23

Australian mortgage portfolio by dynamic LVR[3] (%)


Fixed
Variable
Total
56 64 61
34 25 28
8 7 7
2 2 2
1 1 1
0-60
>60-80
>80-90
>90-100
>100

1 On a balance weighted basis. 2 Scheduled expiry for 6 months to March 2023 was $21bn. Actual expiry $19bn. 3 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic.

64 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Mortgages originated between Aug-19 and Jun-223 (42% of the portfolio) Dynamic LVR with no LMI Analysis of minimum contractual repayment at March 2023 >80% Of which >85% Of which >90% Repayment buffer <12months (Total: $152bn) $13.3bn $7.0bn $3.4bn Of which repayment buffer <3months (Total: $130bn) $12.0bn $6.3bn $3.1bn Australian mortgage portfolio Mortgage credit quality Australian mortgage hardship4 balances (% of portfolio) 0.50 0.00 0.50 1.00 1.50 2.00 2.50 Sep-19 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Non-COVID-19 support COVID-19 support . Percentage increase in variable-rate repayment following interest rate changes (accounts at 31 Mar 23)1 30 14 34 13 10 23 8 12 41 17 No change >0%<20% 20%-40% 40%-60% >60% Originated before Aug-19 Originated between Aug-19 and Jun-22 • Increase in repayments greatest for those loans originated between August 2019 and June 2022, during historically low interest rate period • $3.1bn in loans where repayment buffer is less than 3 months and dynamic LVR is above 90% • Providing support to customers in difficulty through hardship program − Currently 0.5% of total mortgage balances in hardship, mostly due to reduced income 1 Captures accounts active in Jun-22 and Mar-23. Shows the increase based on the actual repayment made in Jun-22 and the contractual mortgage rates at a cash rate of 3.6% assuming rates changed by an equivalent amount. Analysis assumes an I/O mortgage remains an I/O mortgage. 2 Analysis based on minimum repayments. Includes fixed and variable rate mortgages. 3 Excludes equity/line of credit products as there are no scheduled principal payments. 4 Financial hardship assistance is available to customers experiencing temporary financial difficulty, including changes in income due to illness, a relationship breakdown or natural disasters. Hardship assistance often takes the form of a reduction or deferral of repayments for a short period. Customer requesting financial hardship assistance must provide a statement of financial position and an assessment is made regarding the customer’s eligibility. Identifying and supporting customers at risk 65 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Accounts >12 months ahead2,3: 31% Accounts >12 months ahead2,3: 44%

Australian mortgage portfolio underwriting 66 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Credit policy at March 2023 1 HEM is the Household Expenditure Measure, produced by the Melbourne Institute. Mortgage credit quality Income • Verified via payslips, tax returns or salary credits, with other supporting documentation such as PAYG payment summaries or ATO Statements (minimum standards apply) • Shading of at least 20% applies to less certain income sources i.e. overtime, bonuses Credit Score & Credit Bureau • Bespoke application scorecards segmented by new and existing customers • Credit and score override rates tracked and capped • Credit bureau checks required Expenses • Assessed as the higher of a borrower’s HEM1 comparable expenses or HEM plus any expenses that are not comparable to HEM (e.g. private school fees, life insurance) • HEM is applied by income bands, post settlement postcode location, marital status and dependants • 17 expense categories used, aligned with Melbourne Institute guidelines and LIXI standards Serviceability assessment • For serviceability assessment, loans are assessed at the higher of: - The customer rate, including any life-of-loan discounts, plus the serviceability buffer of 3.0%, up from 2.50% in October 2021, or - The minimum assessment rate, called the “floor rate”, currently 5.05%, down from October 2020, previously 5.35% • For I/O loans, serviceability is assessed on a P&I basis over the residual term • Fixed rate loans assessed on the variable rate to which the loan will revert after fixed period • All existing customer commitments are verified • Review Westpac Group accounts and Comprehensive Credit Reporting (CCR) to identify customer commitments • Limits apply to higher debt-to-income lending; above 7x referred for manual credit assessment where LVR>80 • Credit card repayments assessed at 3.8% of limit or balance whichever is higher Genuine savings deposit requirements • Minimum 5% proof of genuine savings for higher LVR loans (typically LVR >90%). Any Home Owner Grants are not considered genuine savings Security • LVR restrictions apply depending on location, property value and nature of security • Restrictions on high-density apartments based in postcode defined areas, generally capital city CBD’s and properties in towns heavily reliant on a single industry, e.g. mining, tourism LMI • Mortgage insurance for higher risk loans, such as LVRs >80%. Special package policy waivers apply for certain professionals and Westpac Group staff Australian mortgage portfolio by year of origination (% of total book) 8 2 3 4 5 5 6 6 6 9 21 22 5 Pre-2012 2014 2017 2020 2023 Calendar year Chart does not add due to rounding

Mortgage credit quality

Australian mortgage portfolio

Interest only and investment property lending

Interest only (I/O) lending by dynamic LVR[1] and income band (% of total I/O lending)


Applicant gross income bands
<$100k
$100k – $250k
>$250k
55
24
24
7
31
15
13
3
15
8
5
1
<=60%
60%<=80%
>80%
Dynamic LVR bands (%)

Chart does not add due to rounding.

Scheduled I/O term expiry[2] (% of total I/O loans)

I/O portfolio $62bn (13% of portfolio) at 31 March 2023


16
19
13
14
18
20
0.3
0<1 Yr
1<2 Yrs
2<3 Yrs
3<4 Yrs
4<5 Yrs
5<10 Yrs
10 Yrs+

Investment property portfolio by number of properties per customer (%)


66
24
6
2
1
1
1
2
3
4
5
6+

Chart does not add due to rounding.

Investment property lending (IPL) portfolio		Mar-22	Sep-22	Mar-23
Investment property loans ($bn)		153	152	151
Weighted averages	LVR of IPL loans at origination (%)	71	71	71
	LVR of new IPL loans in the period (%)	70	70	69
	Dynamic LVR[1] of IPL loans (%)	47	49	51
Average loan size[3] ($'000)		321	326	330
Customers ahead on repayments including offset accounts[4] (%)		61	60	60
90+ day delinquencies (bps)		89	75	75
Annualised loss rate (net of insurance claims) (bps)		2	1	0.8

1 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic. 2 Based on outstanding balance. Excludes line of credit loans, I/O loans without date (including bridging loans and loans with construction purpose) and I/O loans that should have switched to P&I but for the previously announced mortgage processing error. 3 Includes amortisation. Calculated at account level where split loans represent more than one account. 4 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments.

67 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

New Zealand consumer portfolio 68 Mortgage 90+ day delinquencies1 (%) Unsecured consumer 90+ day delinquencies1 (%) Mortgage portfolio LVR2 (% of portfolio) Mortgage loss rates (%) 1 In May 2019 we made changes to the reporting of customers in hardship to align to the method used by APRA. 2 LVR based on current loan property value at latest credit event. New Zealand credit quality Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 1.13 Mortgage portfolio Sep-22 Mar-23 Total portfolio (NZ$bn) 63.8 65.2 Owner occupied (%) 73.3 73.7 Investment property loans (IPL) (%) 26.7 26.3 Broker introduced (%) 50.1 51.1 Proprietary channel (%) 49.9 48.9 Fixed/ variable split (%) 90/10 91/9 Interest only (I/O) (%) 17.9 17.0 Origination LVR 80–90% (%) 8.6 8.6 Origination LVR >90% (%) 2.3 2.6 Mortgage 90+ day delinquencies (%) 0.22 0.29 Mortgage 30+ day delinquencies (%) 0.47 0.69 Unsecured consumer portfolio (NZ$bn) 1.2 1.2 53% 21% 19% 5% 2% 0<=60 60<=70 70<=80 80<=90 90+ 93% of mortgage portfolio has an LVR less than 80% 0.00 0 0.01 0.02 0.03 0.04 0.05 1H15 1H17 1H19 1H21 1H23 0.29 0.0 0.1 0.2 0.3 0.4 0.5 0.6 Mar-15 Mar-17 Mar-19 Mar-21 Mar-23 0.0 1.0 2.0 3.0 Mar-15 Mar-17 Mar-19 Mar-21 Mar-23

Non-financial risks

CORE program 70 • Customer Outcome Risk Excellence program (CORE) activities progressing and targeted to be complete by end of 20232 • Addresses issues raised by enforceable undertaking with APRA signed December 2020 • Strengthening risk governance, improving accountability and enhancing risk culture across the Group • 306 of 3533 activities complete • Quarterly independent assurance • Westpac program status Amber4 at March 2023 − Red during February 2023 CORE activities progress1 1 At 31 March 2023. Completed activities finalised by Westpac. Activities may still be subject to Promontory Australia review. 2 Westpac will continuously improve its risk governance, risk management practices and culture beyond the end of the CORE program. 3 Activities increased from 350 to 353 in 1H23. 4 Program status rating changes with the identification and resolution of issues, most recently: Amber – March 2023; Green – September 2022; Amber – March 2022. 2021 2022 2023 Mar Jun Sep Dec Mar Jun Sep Dec Mar Jun Sep Dec 100% of Embed activities targeted to be complete Mar-23 Design Sep-21 Sep-22 Implement Embed 6% 32% 56% 40% 87% 95% 76% Non-credit risks Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 87% of activities complete1

CORE program

Strengthening risk governance, accountability and risk culture

Non-credit risks

Target states

1. We are a well-run business where risk is actively managed
2. A simplified organisational construct with clear accountabilities
3. Three lines of defence is understood and embedded
4. Our people understand risks and proactively manage them
5. We're known for execution excellence and getting it done

Measures of progress



"People constructively challenge…"[1]
69%
76%
Sep-20
Mar-23
"Jobs…are designed to have clear objectives and accountabilities…"[1]
"…organisational structure helps create clear accountability"[1]
63%
72%
Sep-20
Mar-23
"Clear in how expected to manage risks"[1]
89%
94%
Sep-20
Mar-23
High-rated issues[2]
233
103
Sep-20
Mar-23
Improved data quality management[3]
2.64
4.36
Sep-20
Mar-23
Progress of planned non-core business exits[4]
0
9[5]
Sep-20
Mar-23
Issues raised by first line risk management[6]
67%
77%
Sep-20
Mar-23
Key controls requiring improvement
10.8%
10.7%
Sep-20
Mar-23

1 Employee survey. 2 No. of open issues. 3 Internal rating out of 5. 4 No. of transactions complete - # of business sales completed when legal ownership passes from Westpac to the buyer. 5 Includes Westpac NZ Wealth Advisory and the SFT of BT Superannuation. 6 Not 2nd or 3rd lines %.

71 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Our cyber security protection 72 Continued investment in cyber security Non-credit risks Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Employees We have controls around who we hire; how their access is granted; and monitoring of system use Customers Dedicated controls that seek to protect customers from fraud, including multi-factor authentication Suppliers Subject to security reviews, limited access to our systems and data, and continual performance monitoring Core security Core security capabilities across all systems, e.g. malware prevention, firewalls, email security System security Integrated approach to security of our systems, e.g. design reviews, patching and secure development Monitoring, intelligence and networks 24/7 monitoring for indications of attacks and control weaknesses. Threat detection supported by cyber threat intelligence and information sharing partnerships Our cybersecurity controls Monitoring, intelligence and networks System Security Data Customers Core Security Consistently invested in cyber security for the last decade FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 1H23 New investment in period Cumulative prior investment Targeted ransomware Espionage & critical infrastructure attacks Significant sources of threat from

(‘000’s) 16.9 0 5 10 15 20 Mar-20 Mar-21 Mar-22 Mar-23 Digital banking security initiatives 73 Dynamic CVC users3 Helping protect customers and reducing fraud and scams 1 Monthly average for March 2023. 2 Monthly card transactions blocked. These blocks represent merchants that have historically been shown to deceive customers with exceptionally poor quality or non-existent goods. Less than 1% of customers insist that transactions should be completed. The amount represents the $-value of the transaction that customers did not lose through the scam. Each card declined is only counted once per day (i.e. if a card has multiple declines in the same day it is only counted once). 3 Monthly average. Non-credit risks Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Biometric fraud detection Better customer experience, reduced identity theft Westpac Verify alerting customers to potential scams including account name mismatch Advanced customer behavioural tools to combat remote access scams, including Voice scam detection Push notifications on account activity Faster alerts support the reduction in losses Real-time blocking of potentially questionable online merchants Saved $131m for 1.54m customer incidences since January 2022 Dynamic CVC Used daily by ~17,000 customers1, ~80% lower fraud vs cards with static CVC Real-time blocking of potential online shopping scams2 3 4 4 5 8 9 15 12 12 14 14 12 15 0 50 100 150 200 250 0 2 4 6 8 10 12 14 16 18 20 Mar-22 May-22 Jul-22 Sep-22 Nov-22 Jan-23 Mar-23 Declined card transactions ($m) (lhs) Declined card transactions ('000's) (rhs)

Capital, funding and liquidity

11.29 82 62 7 8 12.28 (45) (18) Sep-22 Net profit excluding Notable Items 2H22 dividend net of DRP Basel III RWA Capital deductions and other items FX translation impacts Divest-ments Mar-23 CET1 capital ratio 12.3% Level 2 CET1 capital ratio movements (%, bps) 1 The dividend reinvestment plan (DRP) for the 2022 final dividend was satisfied by the issue of new shares. 2 APRA’s revised capital framework effective 1 January 2023. 3 Internationally comparable methodology references the ABA study on the comparability of APRA’s new capital framework and finalised reform released on 10 March 2023. Capital, funding and liquidity 75 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Key capital ratios (%) Mar-22 Sep-22 Mar-23 Level 2 CET1 capital ratio 11.3 11.3 12.3 Additional Tier 1 capital ratio 2.1 2.1 2.2 Tier 1 capital ratio 13.4 13.4 14.5 Tier 2 capital ratio 4.3 5.0 5.3 Total regulatory capital ratio 17.7 18.4 19.8 Risk weighted assets (RWA)($bn) 460 478 453 Leverage ratio 5.6 5.6 5.5 Level 1 CET1 capital ratio 11.2 11.3 12.5 Internationally comparable ratios3 Leverage ratio (internationally comparable) 6.1 6.0 5.9 CET1 capital ratio (internationally comparable) 17.4 17.6 18.1 1 3 Above target operating range of 11.0% – 11.5% 2

460.0 477.6 3.6 2.0 5.9 1.1 452.9 (23.7) (1.0) (2.4) (8.0) (2.2) Mar-22 Sep-22 Basel III Credit quality Lending Counter-party credit and MTM risk FX translation Market risk IRRBB Operational risk Other Mar-23 Risk weighted assets 76 Risk weighted assets1 (RWA) ($bn) IRRBB RWA1 ($bn) 1 Chart may not add due to rounding. 2 APRA’s revised capital framework effective 1 January 2023. 3 Mark to market (MTM). Capital, funding and liquidity Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack (4) 8 21 13 13 16 17 17 2 3 5 5 11 27 43 35 0.52 2.60 4.05 3.41 Sep-21 Mar-22 Sep-22 Mar-23 Embedded loss/(gain) Repricing and yield curve risk Optionality and basis risk 3y Swap rate (in %) Down $24.7bn or 5% Credit risk down $21.5bn1 or 6% 2 3 Exposure changes and higher market volatility Annual update based on APRA’s Standardised Measurement Approach See below

APRA's revised capital framework

Capital, funding and liquidity

Credit RWA reduced by $23.7 billion

Impact on Westpac

- APRA's revised capital framework effective on 1 January 2023
- Includes a revised CET1 requirement of 10.25% and changes to credit RWA
- Required capital broadly unchanged
- Westpac seeks to operate with a CET1 capital ratio of between 11.0% to 11.50% in normal operating conditions

Changes in credit RWA include

- **Property:** Closer alignment to international standards. Greater use of internal modelling and a reduction in exposure calculation reducing RWA
- **Mortgages:** Revisions to models including greater risk sensitivity for higher risk segments
- **New Zealand:** Closer alignment to RBNZ requirements increasing RWA

Credit RWA[1] ($bn)



363.9
(18.7)
(8.1)
0.5
1.9
0.7
340.2
Down $23.7bn or 7%
31-Dec-22
Property finance
Mortgages
Business lending
New Zealand
Other
01-Jan-23

1 Chart may not add due to rounding. Day-1 impact of APRA's revised capital framework effective 1 January 2023.

77 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

4.2 2.2 6.2 5.2 0.9 1.4 2.2 3.3 3.0 12.4 FY19 FY20 FY21 FY22 1H23 2H23 FY24 FY25 FY26 FY27 FY28 >FY28 1.4 1.7 1.7 1.5 1.9 1.8 3.6 FY23 FY24 FY25 FY26 FY27 FY28 FY29 >FY29 AUD USD Additional Tier 1 (AT1) and Tier 2 capital 78 Westpac Tier 2 profile3,4 (notional amount, A$bn) AT1 and Tier 2 capital ($bn) Westpac AT1 profile1,4 (notional amount, A$bn) 1 FX at 31 Mar-23. AT1 securities profiled to the first optional redemption date. USD AT1 Securities optional redemption date is 21 Sep-27. Westpac Capital Notes 7 optional conversion, redemption or transfer date is 22 Mar-27. 2 Represents AUD equivalent notional amount using spot FX translation at 31 Mar-23. 3 Excludes Westpac New Zealand Limited (RBNZ Tier 2 does not count for APRA LAC requirements). Represents AUD equivalent notional amount using spot FX translation at date of issue for issuance and spot FX translation at 31 Mar-23 for maturities. Securities in callable format profiled to first call date. Securities in bullet format profiled to maturity date. 4 No redemption prior to the maturity date may be made without the prior written approval of APRA. Approval is at the discretion of APRA and may or may not be given. There can be no certainty that APRA will provide its prior written approval for any such redemption. Holders should not expect that APRA’s approval will be given for any redemption if requested by Westpac. Any redemption does not imply or indicate that Westpac will in future exercise any right it may have to redeem any other outstanding regulatory capital instruments issued by Westpac. Any such redemption would also be subject to APRA’s prior written approval (which may or may not be given). Westpac Tier 2 capital (%) Capital, funding and liquidity Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 77 23 Callable Bullet 71 13 4 7 32 By format3 (notional amount) By currency3 (notional amount) WCN8 USD AT1 WCN6 WCN5 WCN7 WCN9 USD EUR AUD Domestic JPY AUD EMTN SGD 4 2 10 10 10 20 24 24 Mar-22 Sep-22 Mar-23 AT1 Tier 2 Issuance First optional redemption date4/Maturities 2H23 issuance expected to be approx. $2-3 billion subject to market conditions

Capital, funding and liquidity

Loss-absorbing capacity and capital securities

Loss-absorbing capacity (LAC)

- Australian D-SIBs are required to increase Total Capital to meet APRA's LAC requirements
- This is expected to be met through Tier 2 Capital
- Westpac is well progressed – Tier 2 capital 5.3% at 31 March 2023

Tier 2 and LAC requirements (%)



Tier 2
LAC
5.3
5.0
3.0
2.0
6.5
4.5
2.0
Westpac March 2023
January 2024 Requirements
January 2026 Requirements

AT1 and Tier 2 securities

Loss absorption	• Primary method of loss absorption is contractual conversion into ordinary shares • No Westpac AT1 or Tier 2 securities have write-off as the primary method of loss absorption • APRA's prudential requirements in APS 111 permit a ranking or order of conversion and any ranking must provide for AT1 to be fully converted or written-off before Tier 2
Conversion triggers	• CET1 trigger event (AT1 only) – Level 1 or Level 2 CET1 capital ratio falls to or below 5.125% • Point of Non-Viability (PONV) trigger event (AT1 and Tier 2) – PONV is where APRA notifies Westpac in writing that: ▪ conversion of AT1 and Tier 2 capital instruments of Westpac is necessary, because without it, Westpac would become non-viable; or ▪ a public sector injection of capital, or equivalent support, is necessary, because without it, Westpac would become non-viable – PONV is at APRA's discretion
Conversion mechanics	• Automatic conversion of the face value (or percentage of the face value) of each instrument into a variable number of ordinary shares, based on the face value of each note and a 5 day VWAP prior to the trigger event, including a 1% discount. The conversion number is subject to a maximum conversion number (based on 20% of the share price at the time of issue) • Write-off is a backstop only if conversion does not occur within 5 days for any reason

79 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Regulatory capital changes Implementation Change Details Expected impact on the Group’s capital ratios 1 Jan 2024 CPS 190 Financial Contingency Planning CPS 900 Resolution Planning APRA has released two draft prudential standards for consultation for banks to: • Develop plans to respond to financial stress • Prepare for resolution with limited adverse impacts on the community and financial system, in the event of their failure 1 Jan 2025 1 Jan 2026 APS117 – IRRBB APS116 – Market Risk • Non-traded: currently standardising aspects of the calculation of IRRBB capital to reduce volatility over time and variation between ADIs • Traded: APRA is yet to commence consultation on Fundamental Review of the Trading Book 1 Jan 2024 and 1 Jan 2026 Loss Absorbing Capacity (LAC) • APRA requires D-SIBs to lift the total capital ratio by 4.5% of RWA by 1 January 2026. This comprises of 3% to 16.75% by 1 January 2024 and a further 1.5% to 18.25% by 1 January 2026 Current and finalised by 1 Jul 2028 RBNZ Capital Review • D-SIB total capital requirements increasing to 18% by 1 July 2028. Includes Tier 1 capital requirement of 16% of which 13.5% must be CET1 capital Capital, funding and liquidity 80 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Internationally comparable capital ratio reconciliation[1]

Capital, funding and liquidity

APRA's capital requirements are more conservative than those of the Basel Committee on Banking Supervision (BCBS), leading to lower reported capital ratios by Australian banks. The following details the adjustments and how Westpac's APRA CET1 capital ratio aligns to an internationally comparable ratio

Westpac's CET1 capital ratio (APRA basis)		**12.3**
Equity investments	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.1
Deferred tax assets	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.5
Capitalised expenses	APRA requires these items to be deducted from CET1. The BSBS only requires exposures classified as intangible assets under relevant accounting standards to be deducted from CET1	0.6
Interest rate risk in the banking book (IRRBB)	APRA requires capital to be held for IRRBB. The BCBS does not have a Pillar 1 capital requirement for IRRBB	1.3
RWA scaling factor	APRA applies a scaling factor to all Advanced IRB[2] credit RWAs. The BCBS does not apply this scalar	0.8
Property finance	APRA applies an additional scaling factor to property finance RWA. The BCBS does not apply this scalar.	0.3
Residential mortgages	APRA applies scaling factors to mortgage RWAs for higher risk segments such as interest only and investor mortgages and applies a standardised risk weight to certain mortgages. The BCBS does not apply this treatment.	1.8
Non-retail Loss Given Default (LGD)	Non-retail LGD's under the Foundation IRB (F-IRB) and Advanced IRB approaches differ from the BCBS	(0.1)
New Zealand	APRA requires New Zealand RWAs to be largely calculated in accordance with the RBNZ rules. The RBNZ rules are more conservative than BCBS.	0.5
Internationally comparable CET1 capital ratio		18.1
Internationally comparable Tier 1 capital ratio		**21.1**
Internationally comparable total regulatory capital ratio		**28.2**

1 Internationally comparable methodology references the ABA study on the comparability of APRA's new capital framework and finalised reform released on 10 March 2023. 2 Internal ratings-based approach (IRB).

81 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Well placed on internationally comparable Common equity Tier 1 ratio (%)1 82 Leverage ratio (%)1 1 Comparison group comprises listed commercial banks with assets in excess of A$700bn and which have disclosed fully implemented Basel III ratios or provided enough to estimate. Based on company reports/presentations. Ratios are at 31 December 2022, except for China Construction Bank which are at 30 September 2022, Bank of Montreal, Toronto Dominion Bank, Royal Bank of Canada, CIBC and Scotiabank which are at 31 January 2023, and Westpac, NAB and ANZ which are at 31 March 2023. Where accrued expected dividends have been deducted and disclosed, these have been added back for comparability. US banks are excluded from leverage ratio analysis due to business model differences, for example from loans sold to US Government sponsored enterprises. NAB has not disclosed an internationally comparable leverage ratio since September 2017 and has therefore been excluded. Capital, funding and liquidity Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack ANZ CBA Bank of Montreal Westpac, 18.1% Danske Bank NAB Unicredit Nordea Rabobank Morgan Stanley Lloyds Toronto Dominion Bank BPCE ING Group NatWest HSBC Goldman Sachs UBS Standard Chartered Commerzbank Barclays ICBC Societe Generale Sumitomo Mitsui China Construction Bank China Merchants Bank Norinchukin Bank JPMorgan Chase Deutsche Bank BNP Paribas Citigroup Intesa Sanpaolo BBVA Royal Bank of Canada Bank of America Santander Credit Agricole SA Bank of China Mizuho FG CIBC Scotiabank Agricultural Bank of China Wells Fargo Mitsubishi UFJ 0% 5% 10% 15% 20% Bank of China ICBC China Merchants Bank Norinchukin Bank China Construction Bank Agricultural Bank of China Rabobank BBVA Unicredit HSBC Bank of Montreal Westpac, 5.9% ANZ, Lloyds Intesa Sanpaolo UBS CBA NatWest Barclays ING Group BPCE Danske Bank Sumitomo Mitsui Commerzbank Nordea Standard Chartered Toronto Dominion Bank Santander BNP Paribas Deutsche Bank Societe Generale Royal Bank of Canada Mitsubishi UFJ CIBC Mizuho FG Scotiabank Credit Agricole SA 0% 1% 2% 3% 4% 5% 6% 7% 8% 9%

Liquidity risk management Key metrics Details Westpac 1H23 Liquidity Coverage Ratio (LCR) • LCR requires banks to hold a sufficient reserve of HQLA to allow them to survive a period of significant liquidity stress lasting 30 calendar days • Westpac is subject to LCR requirements under APS210 135% (March 2023 quarterly average) High quality liquid assets (HQLA) • In Australia, cash, balances held with the Reserve Bank of Australia, and Australian Government and semi government securities qualify as HQLA. No Level 2 assets qualify as HQLA • HQLA included at market value in the LCR • Changes in the fair value of liquid assets are recognised either in Other Comprehensive Income through the relevant equity reserve or in the income statement $186bn (March 2023 quarterly average) Interest rate risk management (liquids portfolio) • Market interest rate risk arising in the banking book stems from the ordinary course of banking activities including loans, deposits, liquid assets and capital management • Westpac’s exposure to interest rate risk in the liquid asset portfolio is hedged using derivatives • APRA requires ADIs to calculate a capital charge for the risk of loss in earnings or a fall in the value of banking book items due to adverse movements in interest rates (APS 117) $2.8bn in IRRBB capital Depositor diversification • Westpac has a well diversified deposit portfolio $628bn customer deposits Net Stable Funding Ratio (NSFR) • NSFR requires banks to maintain a stable funding profile in relation to the composition of assets and off-balance sheet activities • Westpac is subject to NSFR requirements under APS210 119% Capital, funding and liquidity 83 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Liquidity Coverage Ratio

Capital, funding and liquidity

LCR (March 2023 quarterly average, $bn)


LCR 135%
138
26
15
97
186
186
Net cash outflows
Liquid assets
Net cash outflows (NCOs)
Other flows[1]
Wholesale funding
Customer deposits
Liquid assets
High Quality Liquid Assets

Movement in LCR (quarterly average, %)


132
7
(11)
0
2
5
135
Sep-22 Qtr
HQLA
CLF[3]
Customer Deposits
Wholesale funding
Other[1] flows
Mar-23 Qtr

HQLA (March 2023 quarterly average)


$186bn
48%
14%
31%
6%
Cash and balances with central banks
Balances with foreign central banks
Australian government and semi-government bonds
Other HQLA[2]

LCR deposit mix (March 2023 quarterly average)


$483bn
32%
34%
16%
18%
Stable retail and SME deposits
Less stable retail and SME deposits
Operational deposits
Non-operational deposits

Chart does not add to 100 due to rounding

1 Other flows include credit and liquidity facilities, collateral outflows and inflows from customers. Other flows also includes the net cash outflow overlay. Effective 1 Jan-21, the Group was required to increase the value of its net cash outflows by 10% for the purpose of calculating LCR, in response to action taken by APRA for breaches of Westpac's liquidity requirements predominantly relating to WNZL. The overlay was removed from 1 Sep-22. 2 Other HQLA includes securities issued by foreign sovereigns and repo-eligible qualifying assets in foreign jurisdictions. 3 In line with APRA updated guidance, the CLF ceased to exist on 1 Jan-23.

84 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Capital, funding and liquidity

Funding
Focus on stable funding sources

Funding composition (%)

- Customer deposits provide 65% of total funding
- Additional 22% from stable sources of long-term wholesale and equity


5
6
6
9
1
8
66
6
6
5
11
1
7
65
7
6
5
10
0.4
7
65
Mar-22
Sep-22
Mar-23
Wholesale onshore <1yr[1]
Wholesale offshore <1yr[1]
Wholesale onshore >1yr
Wholesale offshore >1yr
Securitisation
Equity[2]
Customer deposits

Customer deposits 70% of total funding excluding equity

Net stable funding ratio (%)


701
Wholesale funding and other liabilities
Corporate & Institutional deposits
Retail & SME deposits
Capital
590
Liquids and other[3]
Other loans[4]
Residential mortgages ≤35% risk weight
Available Stable Funding (ASF)
Required Stable Funding (RSF)

NSFR	
30 Sep 2022	121%
31 Mar 2023	119%

1H23 NSFR lower mainly due to higher RSF for certain mortgages under APS 112

Customer deposits and net loans ($bn)


Customer deposits
Net loans
Customer deposits to net loans ratio (%)
83.5
82.9
83.7
601
720
613
740
628
750
Mar-22
Sep-22
Mar-23

Chart does not add to 100 due to rounding

1 Includes long term wholesale funding with a residual maturity less than or equal to 1 year. 2 Equity excludes FX translation, available-for-sale securities and cash flow hedging reserves. 3 Other includes derivatives and other assets. 4 Other loans include off balance sheet exposures and residential mortgages >35% risk weight.

85 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Long term wholesale funding

Well managed long term wholesale funding profile

Capital, funding and liquidity

- Well diversified issuance across currencies, programs and tenors
- SEC registration a key advantage in USD market access
- Well managed maturity profile
- Term Funding Facility expected to be refinanced within normal funding capacity
- Term Funding Facility drawdowns managed to support a smooth LCR profile
- 2H23 term issuance expected to be below 1H23

Term debt issuance and maturity profile[1] ($bn)


Issuance
Maturities
32
34
31
35
43
20
23
18
40
12
31
27
24
20
25
FY18
FY19
FY20
FY21
FY22
1H23
2H23
FY24
FY25
FY26
FY27
FY28
>FY28
Covered bond
Hybrid
Senior/Securitisation
Subordinated debt
Term Funding Facility (Aus)
Funding for Lending Programme (NZ)

Term Funding Facility maturities ($bn)


Westpac
Total eligible banks
4
1
4
7
5
14
5
13
5
43
0.5
1
1
1
4
1
6
2
5
3
21
3
69
Apr-23
May-23
Jun-23
Jul-23
Aug-23
Sep-23
Oct-23
Nov-23
Dec-23
Jan-24
Feb-24
Mar-24
Apr-24
May-24
Jun-24

Source: Westpac, RBA

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months excluding US Commercial Paper and Yankee Certificates of Deposit. Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. Perpetual sub-debt has been included in >FY28 maturity bucket. Maturities exclude securitisation amortisation.

86 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Long term wholesale funding 87 Long term wholesale funding back book1 (%) 55 23 3 14 6 Senior bonds Covered bonds Securitisation Tier 2 capital AT1 capital 0 20 40 60 33 38 20 3 2 4 0 10 20 30 40 50 AUD USD EUR GBP NZD Other Indicative wholesale funding costs (senior unsecured) 0 50 100 150 200 1 year 2 year 3 year 4 year 5 year AUD Mar-23 USD Mar-23 AUD Sep-22 USD Sep-22 1H23 term debt issuance1 (%) 81 20 Senior bonds Covered bonds 38 29 25 7 1 AUD USD EUR GBP Other 10 25 58 7 2 years 3 years 5 years >5 years Long term wholesale funding well diversified 1 Data excludes Term Funding Facility and Funding for Lending Programme. 2 Additional Tier 1 capital (AT1 capital). Capital, funding and liquidity Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack By program (%) By currency (%) By tenor (%) By program (%) By currency (%) Charts may not add due to rounding. Charts may not add due to rounding. 2

Customer franchise

Customer franchise

Customer franchise

MFI share[1,2]


Westpac
St.George brands
16%
5%
11%
18%
6%
12%
Sep-22
Mar-23


Westpac
St.George brands
Peers
13%
32%
12%
18%
6%
12%
Peer 1
Peer 2
Peer 3
Westpac Group

Customer numbers[3] (#m)


Australian banking
New Zealand
Other4
12.7
1.0
1.5
10.3
12.9
1.0
1.5
10.4
12.8
0.9
1.5
10.5
Mar-22
Sep-22
Mar-23

Charts may not add due to rounding

Customer satisfaction (CSAT)[2]


Consumer
Westpac
St.George brands
Peers
7.5
7.5
7.4
7.5
7.6
7.6
7.8
7.4
7.8
7.6
Sep-22
Mar-23
Business
Westpac
St.George brands
Peers
7.4
7.7
6.7
7.4
7.2
7.0
7.5
7.1
7.6
7.5
Sep-22
Mar-23
New Zealand
Westpac
Peers
62
65
70
70
66
59
68
70
71
64
Sep-22
Mar-23

Net Promoter Score (NPS)[2]


Westpac
St.George brands
Peers
-1
1
1
5
7
2
9
0
12
6
Sep-22
Mar-23
Westpac
St.George brands
Peers
-9
8
-25
-5
-10
-10
-1
-4
8
4
Sep-22
Mar-23
Westpac
Peers
7
31
32
23
16
8
33
30
27
15
Sep-22
Mar-23

1 Main Financial Institution for Consumer customers. 2 Due to the change of Strategic NPS provider, historic data (Sep-22) and new data (Mar-23) are ***not comparable***. For further details on metric provider see page 124. 3 Customer numbers related to businesses sold, held for sale or in run-off at Mar-23 have been excluded from all periods. 4 Other includes WIB, Westpac Pacific and Platforms customers.

89 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Australian banking digital metrics 90 Digital sales1,3 Average App sessions per day1 (#m) Mortgages processed on digital origination platform (%) Digitally active customers1 (#m) Digital transactions1,2 (#m) Mobile wallet payments1 (#m) Customers continue to migrate to digital 1 Refer to page 124 for definition. 2 Digital transactions include all payment transactions (transfer funds, Pay Anyone and BPAY) within Westpac Live and Compass, excluding Corporate Online and Business Banking online. 3 Consumer only. Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 0.30 0.32 0.32 0.37 0.44 41 45 45 43 43 1H21 2H21 1H22 2H22 1H23 Sales (#m) Sales (%) 3.97 4.48 4.74 4.91 5.21 1H21 2H21 1H22 2H22 1H23 20.0 34.0 50.0 50.0 79.0 1H21 2H21 1H22 2H22 1H23 5.15 5.24 5.31 5.48 5.64 Mar-21 Sep-21 Mar-22 Sep-22 Mar-23 298 316 334 356 372 1H21 2H21 1H22 2H22 1H23 124 158 213 273 320 1H21 2H21 1H22 2H22 1H23 Up 50% Up 4% Up 17% Up 6% Up 11% Up 3% 92% of mortgages in Mar-23 Up 19% Up 38% Up 6% Up 10%

Customer franchise

Digital initiatives in 1H23

Improving the digital banking experience for our customers

Money Management
Custom tagging


Altitude Qantas Black Card
Take away & fast food
1st Floor Terminal 3 Melbourne Airport, Tullamarine Vic 3043, Australia
https://mcdonalds.com.au
(03) 9335 4702
MCDONALDS MELB AIRPT MELBOURNE A AUS

Fraud & Scams
Actionable push notifications


Possible scam
Yes
No

Accessibility & Servicing
Voice search, new digital service requests


Contact us
Sign out
FAST TRACK YOUR SAVINGS GOALS
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Accounts
Westpac Choice
$469.30
Altitude Black Mastercard
-$3,469.01
Westpac Life
$104,609.30

Payments & Transactions
Expense splitter
PayTo


Split expense
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Select who this expense is split between, and how the amount is split.
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Split amount
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Done ($0.00 left)

Ecosystems
Rewards & offers cashback – ShopBack


WELCOME TO SHOPBACK

Business Offering
Open new business accounts[1]


WESTPAC BUSINESS ONE
$0 monthly fee business account
Let's get started
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No
Sole trader
Company or other

1 New digital account opening process available for sole traders. Existing digital account opening process available for other customer types.

91 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Sustainability

Our commitment to sustainability

Sustainability

Creating better futures together

Helping when it matters most

- Supported **14,200+ Australian customers** with **hardship packages** in 1H23
- Provided **natural disaster** support in 1H23 to NZ customers and communities, following the late January flooding and Cyclone Gabrielle, including:
  - Committed **NZ$3m** in grants to eligible business customers and **NZ$1m** to organisations assisting with immediate flood relief and recovery
  - Offered temporary overdrafts, discounted loans and deferral of loan repayments to eligible customers
- **Specialist vulnerability teams** assisted **36,500+ Australian customers** in 1H23
- **Financial education resources** offered to customers through our Davidson Institute
- Specialist assistance to **11,900+ Indigenous and remote Australians** since 2019, through Yuri Ingkarninthi, our Indigenous Call Centre

Backing a stronger Australia and New Zealand

- Implementing our **Climate Action Plan** – reducing climate change impacts of our direct operations and supporting customers' transition (detail on following pages)
- Committed **$500m in new lending** to help female-led small businesses to get started or grow
- Spent **$39.8m with diverse suppliers** since 2021, including **$11.4m with Indigenous-owned businesses**[1]
- Westpac Scholars Trust awarded **100 new scholarships** in 1H23. **740+ active scholars** supported since 2015[2]
- Westpac Foundation's job creation grants to social enterprises **helped create 750 jobs for vulnerable Australians** in the six months to December 2022 (**6,700+** jobs created since 2015)[3]
- Lent NZ**$751m** to **healthy, affordable and social housing** in New Zealand (target NZ$700m by 2025)[4]

Collaborating for impact

- **FY22 Modern Slavery Statement** published – our FY20 and FY21 reports were **rated high** by Monash University and BankTrack[5]
- **Human Rights Position Statement and Action Plan** updated, incorporating our position on child safeguarding
- Supporting a First Nations **Voice to Parliament**
- Founding member and provided seed funding to establish the **Australian Child Safeguarding Business Coalition**
- Provided **$14.6m+** to **Safer Children, Safer Communities program** in 1H23 (**$57.1m** provided since 2020)
- Supporting research into the responsible use of AI to **help businesses scale AI whilst managing ESG risks**
- Involved in evaluating the suitability of the draft **Taskforce on Nature-related Financial Disclosures** guidance for financial institutions

Note: See footnotes on page 119.

93 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

• New Climate Change Position Statement and Action Plan, published in November 2022 • Joined Net-Zero Banking Alliance (NZBA) in July 2022: − Set 2030 targets for five emissions-intensive sectors in our lending portfolio, in 2022 (detail on following page) − Developing new targets, working to determine appropriate 1.5˚C-aligned pathways1 and engaging with customers on their transition plans • Tailoring products and services to help customers transition to net-zero Climate action plan 94 Progress Climate Action Plan priority areas Becoming a net-zero, climate resilient bank Sustainability Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 1. Net-zero, climate resilient operations • On track to reduce our FY23 Scope 1 and 2 direct operational emissions by 52% relative to the 2021 baseline • Signed virtual power purchase agreements to source equivalent of 100% of the Group’s Australian electricity demand from renewables from 2H232 • Maintained carbon neutral certification3 for our direct operations and supply chain (non-financed) in Australia since 2012 and New Zealand since 2019 2. Supporting customers’ transition to net-zero and to build their climate resilience • Sustainable finance4: Supported 23 transactions in 1H23 with a total notional value of $19.7bn − Transactions included 15 loans and 8 bonds − Westpac contributed $2.1bn of direct lending and was a joint lead manager on $7.3bn of bonds • Climate change solutions5: Cumulative $1.9bn in new lending in 1H23 (over $5.7bn since 2020), exceeding our target of $3.5bn in new lending from 2020 to 2023 − Our climate change solutions TCE has increased to $12.0bn − Developing Westpac-specific sustainable finance taxonomy, aim to announce new sustainable financing target in 2H23 • Increased our ability to support our customers and banking teams on ESG and climate-related matters through additional resources and training 3. Collaborate for impact on initiatives towards net-zero and climate resilience • Participated in the Australian Government Treasury consultation on the proposed climate-related financial disclosure framework • Participating in Australian Banking Association working groups to improve industry practices in climate risk, climate disclosures, and financed emissions • Founding member of the Australian Sustainable Finance Institute and member of its Technical Advisory Group to develop a national sustainable finance taxonomy • Continued collaboration with the Australian Industry Energy Transitions Initiative, including their February 2023 report which outlines potential pathways for heavy industry decarbonisation Climate Change Position Statement and Action Plan – westpac.com.au/sustainability Note: See footnotes on page 119.

Sustainability

Net-zero 2030 targets

Targets set for five sectors in our lending portfolio

For details on our targets and target-setting approach refer to our '**Net-Zero 2030 Targets and Financed Emissions – our methodology and approach**'. We continue to integrate and operationalise our targets into our processes and lending decisions

Sector	2030 financed emissions reduction target[1]	FY21 baseline
Extractives – Upstream oil and gas[2]	**23% reduction in Scope 1, 2 and 3 absolute financed emissions by 2030** (relative to 2021 baseline) We have updated our upstream oil and gas position to support this target Our position provides • We will only consider directly financing greenfield oil and gas projects that are in accordance with the International Energy Agency Net Zero by 2050 (IEA NZE) scenario[3] or where necessary for national energy security[4] • We will continue to provide corporate lending where the customer has a credible transition plan[5] in place by 2025 • We will work with customers to support their development of credible transition plans prior to 2025	**7.5** $MtCO_2$-e (absolute financed emissions)
Extractives – Thermal coal mining[6]	**Zero lending exposure** to companies with >5% of their revenue coming directly from thermal coal mining by 2030	**$216.7m** (TCE at 30 Sep 2021)
Power generation[7]	**0.10** tCO_2-e/MWh for Scope 1 and 2 emissions intensity by 2030	**0.26** tCO_2-e/MWh (emissions intensity)
Industrials – Cement production[8]	**0.57** tCO_2-e/tonne of cement for Scope 1 and 2 emissions intensity by 2030	**0.66** tCO_2-e/tonne cement (emissions intensity)
Australian commercial real estate (large customers with office properties)[9]	**62% reduction in Scope 1 and 2 emissions[10] intensity** ($kgCO_2$-e/m^2 net lettable area) **by 2030** (relative to a 2021 baseline) for Australian large customers with office properties	Baseline and progress to be disclosed in FY23

Note: See footnotes on page 119.
The information on this page contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. Please refer to the disclaimer on page 126.

95 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Sustainability

Climate-related metrics

Exposure to climate change solutions
($bn, TCE)[1]


9.3
10.1
10.8
10.8
12.0
Sep-19
Sep-20
Sep-21
Sep-22
Mar-23

Breakdown of exposure to climate change solutions
(% of TCE)[1]


2.9
2.4
2.2
0.7
8.9
46.2
36.9
TCE
$12.0bn
Chart does not add to 100 due to rounding
Green buildings
Low carbon transport
Waste
Other
Renewable energy
Forestry
Adaptation infrastructure

Mining exposure
($bn, TCE)[2]


Mar-22
Sep-22
Mar-23
8.4
7.9
8.7
5.4
5.0
5.4
2.4
2.6
2.8
0.6
0.3
0.5
Total
Other mining
Oil and gas extraction
Coal - thermal & metallurgical

Change in climate change solutions exposure Sep-22 and Mar-23:

In 1H23, increase in lending to climate change solutions mostly driven by renewable energy and green buildings

Change in mining exposure Sep-2022 to Mar-23:

Movements in exposures were predominately driven by commodity price and exchange rate fluctuations, particularly in the oil and gas sector. Higher oil and gas extraction exposure was also due to a rise in the liquified natural gas sector. Increase in coal exposure was due to the issue of a rehabilitation bond in the metallurgical coal sector

Note: See footnotes on page 119.

96 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Sustainable finance

Helping customers transition to a low carbon future

Sustainability

QTC

ATMOS Renewables

Mirvac

lightsource bp

QTC – green bond

Supported the Queensland Treasury Corporation (QTC), as Joint Lead Manager, with a new 10-year $3bn green bond. QTC is the central financing authority arm of the Queensland Government and this bond's proceeds will be allocated against eligible projects and assets across water infrastructure and low carbon transport

Atmos Renewable – green loan

Acted as Joint Sustainability Coordinator for Atmos Renewable's Green Loan. Atmos's portfolio includes 9 wind farms and 5 solar farms across Australia, generating enough clean energy to power approximately 475,000 homes each year. The transaction was one of the largest financing for an operating renewable portfolio in Australia and involved the refinancing of multiple different security structures for the existing assets

Mirvac – green loan

Supported Mirvac as Sustainability Coordinator in their $1.1bn Syndicated Green Loan. This was the second Green Loan issued under Mirvac's Sustainable Finance Framework which Westpac assisted Mirvac in executing. Westpac was also the sole lender on the first Green Loan issued under the Framework. The loans were certified by the Climate Bonds Initiative and funds will be used to finance or refinance low carbon buildings

Lightsource bp – green loan

Supported Lightsource bp with a green financing package to develop two new solar farms in Wellington North (NSW) and Wunghnu (VIC) – helping support Australia's energy transition

These two new greenfield projects are expected to begin generating renewable energy for households in 2024, adding 515MWdc of capacity

Awards and recognition

Recognised internationally for our positive impact in renewables:

- Awarded 2022 Project Finance International (PFI) Asia-Pacific Bank of the Year
- #1 Renewables Project Finance bank in Australia in 2022 (IJ Global's 2022 Project Finance league data table)
- Leading financier of Renewables Deal of the Year, Golden Plains wind farm

Carbon trading and sales

Supporting customers with dedicated carbon trading desks in Australia and New Zealand

Focus on Australian Carbon Credit Units and New Zealand Units

Green tailored deposits

Green tailored deposit balances reduced from $2.1bn at Sep-22 to $746m at Mar-23

Lower balances were due to customers moving into other deposit products, in a market with higher inflation and rising interest rates

Note: See footnotes on page 119.

97 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Comprehensive sustainability reporting A suite of disclosures for more information and depth Sustainability 2022 Sustainability Supplement Available at westpac.com.au/sustainability 98 2021 Annual Report 2022 Annual Report Net-Zero 2030 Targets and Financed Emissions – Our methodology and approach FY22 Modern Slavery Statement Climate Change Position Statement and Action Plan Human Rights Position Statement and Action Plan Safer Children, Safer Communities 2022 Impact Report 2022 Sustainability Index and Datasheet Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Sustainability

Our people

Building capability, strengthening inclusion and diversity

Strengthening gender diversity

Females %	Mar-23	Target	Progress
Westpac Board	40[1]	40:40:20[2]	✓
Executive Team	45	40:40:20[2]	✓
General Managers	39	40+/-2%	✓
Senior Leadership[3]	47	50+/-2%	x
Westpac workforce	55	50	✓

- **Female to male pay gap is less than 3%** for most levels[4]

Measuring organisational health

Organisational Health Index score[5]

75 in line with FY22

- Top of second Global quartile
- 3 above Global Banking median

Building skills and capability

- **Risk management** – ~12,000 employees completed foundational training in 1H23
- **Digital and data** – upskilling 4,500 employees in FY23
- **Environmental, Social, Governance –** expanded teams across divisions to improve capability and customer engagement
- **Leadership capabilities** – development programs for 2,500 leaders in FY23

Growing our Indigenous workforce

- Increasing representation of employees who identity as Aboriginal and/or Torres Strait Islander:
  - **Currently 0.78%** (target 0.75% by Sept 2023)
  - Target 1.5% by Sept 2025
- **Elder in Residence appointed** in the Indigenous Strategy & Engagement team
- Mandatory **Cultural Learning** for Australian-based employees, Executive Team and Board in FY23
- Celebrated **1,000th Jawun secondee** in 1H23

Updated policies and initiatives

- Introduced **paid leave** for: **fertility treatment** (one week); **domestic and family violence** (uncapped); **gender affirmation** (up to six weeks); **community break** provision for Indigenous employees to reconnect to country
- Expanded **international remote working** options
- **Upstander** initiative launched – encouraging employees to speak up and act against racism and discrimination

Promoting wellbeing

- **Chief Mental Health Officer** in place since 2018 to oversee Group mental health strategy
- **Assistance** services for employees and their families
- 10 **Employee Advocacy Groups** in place, supporting our diverse and inclusive workplace

1 36% following the appointment of Michael Ullmer in April 2023. 2 40% women, 40% men and 20% of any gender. Westpac Board includes CEO. Executive Team excludes CEO. 3 Senior Leadership replaces Women in Leadership, includes Executive Team, General Managers and their direct reports (excluding administrative or support roles). 4 Measured on Base Salary by organisational job level. 5 Our Voice+ survey includes McKinsey's Organisational Health Index – benchmarking Westpac's organisational health relative to global standards.

99 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Segment results

Consumer

Consumer 1H23 performance

Net profit ($m)


AIEA up 2%, NIM up 2bps
Simplification benefits partly offset by higher staff expenses to enhance service levels
Lower CAP from improvement in 90+ day mortgage delinquencies. 2H22 charge was higher from an update to modelled economic scenarios
1,646
1,645
47
1,692
85
9
(47)
58
(34)
1,763
Up $71m or 4%
Up $118m or 7%
1H22
2H22
Add back Notable Items
2H22 ex-Notable Items
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
1H23

Key financial metrics	1H22	2H22	1H23	Change on 2H22
Pre-provision profit ($m)	2,332	2,576	**2,689**	4%
Average interest-earning assets ($bn)	420	425	**432**	2%
Net interest margin (%)	2.09	2.16	**2.18**	2bps
Expense to income (%)	50.4	47.4	**46.1**	(128bps)
Customer deposit to loan ratio (%)	59.3	59.1	**61.2**	207bps
Mortgage 90+ day delinquencies (%)	0.88	0.75	**0.73**	(2bps)

Key operating metrics	1H22	2H22	1H23	Change on 2H22
Active digital banking customers[1] (#m)	5.31	5.48	**5.64**	3%
Active Westpac app customers[1] (#m)	2.5	2.7	**3.0**	11%
Branches (#)[2]	781	732	**666**	(66)
Bank@Post locations (#)	3,529	3,522	**3,506**	(16)
Co-location branches	10	27	**46**	19
ATMs (#)[3]	1,153	1,071	**965**	(106)

1 Refer page 124 for definitions. 2 Includes all points of presence including Advisory, Community Banking Centres and Kiosks. Kiosks have been restated in comparatives. Co-located branches are considered two points of presence.
3 Only includes Westpac-owned ATMs.

101 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Simplification benefits partly offset by increased investment to enhance service levels 239 679 339 1 851 (2) (93) (73) 1H22 2H22 Net interest income Non-interest income Operating expenses Impairment charges Tax and NCI 2H22 Business 1H23 performance 102 Business Key financial metrics 1H22 2H22 1H23 Change on 2H22 Pre-provision profit ($m) 504 956 1,294 35% Average interest-earning assets ($bn) 79.6 83.5 85.8 3% Net interest margin (%) 3.33 4.07 4.78 71bps Expense to income (%) 66.1 48.9 41.4 (Large) Customer deposit to loan ratio (%) 166.4 157.1 156.0 (111bps) Stressed exposures to TCE (%) 5.07 5.05 4.85 (20bps) Key operating metrics 1H22 2H22 1H23 Change on 2H22 Digital sales1 (%) 28 29 24 (5ppts) Next generation EFTPOS uptake (‘000 terminals) 8 9 28 19 Net business loans ($bn) 80.9 84.9 85.6 1% Business deposits ($bn) 134.7 133.3 133.4 Flat 1 Refer page 124 for definitions. Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Up $172m or 25% Net profit ($m) AIEA up 3%, NIM increased 71bps Higher CAP reflecting changed economic forecast partly offset by an overlay release

381 83 150 31 574 306 (10) (61) 1H22 2H22 Net interest income Non-interest income Operating expenses Impairment charges Tax and NCI 1H23 WIB 1H23 performance 103 Net profit ($m) Westpac Institutional Bank Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Up $193m or 51% Key financial metrics 1H22 2H22 1H23 Change on 2H22 Pre-provision profit ($m) 492 576 799 39% Average interest-earning assets ($bn) 82.6 93.7 98.0 5% Net interest margin (%) 1.17 1.34 1.46 12bps Expense to income ratio (%) 54.1 51.3 43.6 (Large) Net loans ($bn) 74.0 85.2 84.7 (1%) Customer deposit to loan ratio (%) 141.5 136.8 133.0 (381bps) Stressed exposures to TCE (%) 0.20 0.35 0.28 (7bps) Key operating metrics 1H22 2H22 1H23 Change on 2H22 Lending and deposit revenue ($m) 799 913 970 6% Sales and risk management income 348 348 435 25% Derivative valuation adjustment (DVA) ($m) (11) (20) 52 Large Revenue per average FTE ($’000) 411 456 541 19% AIEA up 5%, NIM increased 12bps Strong Markets performance Higher write-backs and recoveries more than offset the increase in CAP and low new IAP

640 528 9 537 61 48 426 (19) (30) (171) 1H22 2H22 Add back Notable Items 2H22 ex-Notable Items Net interest income Non-interest income Operating expenses Impairment charges Tax and NCI 1H23 Net profit ($m) New Zealand 1H23 performance1 104 1 In NZ$ unless otherwise noted. New Zealand Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Down $111m or 21% Down $102m or 19% Increase in risk and regulatory spend Lower interchange fees due to regulatory change Key financial metrics 1H22 2H22 1H23 Change on 2H22 Pre-provision profit (NZ$m) 832 723 748 3% Average interest-earning assets ($bn) 112 116 119 3% Net interest margin (%) 1.96 2.04 2.10 6bps Expense to income (%) 44.9 44.7 45.5 82bps Customer deposit to loan ratio (%) 83.4 80.5 81.3 78bps Stressed exposures to TCE (%) 1.14 0.97 1.33 36bps Mortgage 90+ day delinquencies (%) 0.30 0.22 0.29 7bps Key operating metrics Mar-22 Sep-22 Mar-23 Change Sep-22 Customers (#m) 1.49 1.49 1.50 1% Digital active customers (#m) 0.94 0.96 0.98 2% Branches (#) 114 115 114 (1) ATMs (#) 446 439 427 (12) Funds (NZ$bn) (spot) 11.7 10.9 11.5 6% AIEA up 3%, NIM up 6bps Increase in CAP due to deterioration in economic outlook, higher early cycle delinquencies and weather related overlay

61 62 64 65 1 1 1 1 31 31 32 32 93 94 97 98 Sep-21 Mar-22 Sep-22 Mar-23 Mortgage Personal Business 1% 66% 33% 55% 27% 18% Household Business Institutional 28 30 32 36 22 22 21 21 26 26 25 23 76 78 78 80 Sep-21 Mar-22 Sep-22 Mar-23 Transaction Savings Term deposits 78.4 77.9 0.5 1.4 79.8 Mar-22 Sep-22 Consumer Business Mar-23 94.0 96.8 1.4 0.0 98.2 Mar-22 Sep-22 Consumer Business Mar-23 New Zealand balance sheet 105 Net loans (NZ$bn) Deposits (NZ$bn) Loans (NZ$bn, % of total ) Customer deposits (NZ$bn, % of total) New Zealand Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Up 1% Up 2%

Specialist Businesses 1H23 performance 106 Net profit ($m) 1 On 1 Apr-23, the successor fund transfer (SFT) of the unitised superannuation business was completed. 2 Tick indicates if business is included in businesses sold for the period. 3 Part of businesses sold but not included in Specialist Businesses result as it is part of New Zealand segment. Specialist Businesses Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Included in businesses sold2 1H22 2H22 1H23 Motor Vehicle Finance & Novated Leasing ü ‒ ‒ Westpac Life-NZ- Limited3 ü ‒ ‒ Westpac Life Insurance ü ü ü Advance Asset Management ü ü ü BT Super SFT1 ü ü ü Contribution from businesses sold ($m) 1H22 2H22 1H23 Operating income 203 167 140 Operating expenses (75) (49) 18 Pre-provision profit 128 118 158 Net profit 94 74 111 257 237 493 33 19 256 Net interest income 2H22 Operating 1H23 expenses Non-interest Tax and NCI income 2H22 ex-Notable Items (855) 1,112 (16) (31) 1H23 ex-Notable Items (25) Impairment charges Notable Items Notable Items 111 126 Businesses sold Businesses remaining Primarily loss on sale of Australian life insurance Loss of income from businesses sold Simplification benefits Net gain on sale of Advanced Asset Management Limited

Specialist Businesses portfolio

Businesses remaining

Specialist Businesses

Platforms

- Average FUA[1] balance of $130.8bn up 3% on 2H22 supported by higher equity markets, partly offset by net fund outflows
- Deposits of $7.4bn up 7% on 2H22 due to customers shifting their asset allocation to higher interest-earning term deposits

Margin lending

- Loan balances of $1.2bn reduced by 7% compared to prior period, reflecting overall margin lending system decline in a rising interest rate environment

Auto finance

- Loan balances of $5.4bn down by 24% compared to prior period reflecting continued portfolio run-off

Westpac Pacific

- Loan balances of $1.4bn up by 2% versus prior period – small growth in Fiji was partly offset by declining exposure in PNG reflecting tightened risk appetite
- Deposits of $2.7bn increased by 3% compared to prior period – increase in PNG offset by small decline in Fiji

Operating expenses

- Operating expenses included costs to prepare businesses for sale. Excluding these expenses, ongoing business remained broadly flat

Financials excluding Notable Items and businesses sold ($m)	1H22	2H22	1H23	Change on 2H22
Operating income	481	483	**469**	(3%)
Operating expenses	(295)	(264)	**(298)**	13%
Pre-provision profit	186	219	**171**	(22%)
Net profit	152	183	**126**	(31%)

Key financial metrics	1H22	2H22	1H23	Change on 2H22
Platforms average FUA ($bn)	135.7	127.2	**130.8**	3%
Platforms spot FUA ($bn)	135.2	121.4	**131.0**	8%
Platforms deposits ($bn)[2]	5.7	6.8	**7.4**	7%
Platform FUA share (exc. Corp Superannuation)[3] (%)	18.3	17.8	**17.1**	(70bps)
Margin lending ($bn)	1.5	1.3	**1.2**	(7%)
Auto finance loans ($bn)[4]	8.8	7.1	**5.4**	(24%)
Westpac Pacific loans ($bn)[2]	1.3	1.4	**1.4**	2%

1 Funds under administration (FUA). 2 Change on 2H22 based on unrounded numbers. 3 Plan For Life, 31 Dec-22. 4 In run-off.

107 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

BT Panorama

Specialist Businesses

Panorama Platform

- Awarded Best Mobile Platform and Best Client Portal for the fifth consecutive year[1]
- Awarded Highest Quality Platform rating[2]
- Continuous investment in digital capability, feature improvements and enhancements based on adviser and member feedback
- Managed accounts continues to grow with FUA reaching $13.7bn, up 21% compared to prior period
- Panorama FUA was $102.1bn with net outflows of $0.5bn[3] in 1H23. Improving equity markets and other movements increased FUA by $6.7bn

FUA on BT Panorama[4] ($m)


49,593
104,779
105,012
95,891
102,068
Up 6%
Down 3%
Mar-21
Sep-21
Mar-22
Sep-22
Mar-23

Investors on BT Panorama[4] (#)


115,369
234,948
236,741
250,809
250,393
Broadly flat
Up 6%
Mar-21
Sep-21
Mar-22
Sep-22
Mar-23

Active advisers on BT Panorama[4] (#)


3,524
6,034
6,059
6,142
6,028
Down 2%
Broadly flat
Mar-21
Sep-21
Mar-22
Sep-22
Mar-23

Managed accounts FUA on BT Panorama ($m)


6,933
9,253
10,856
11,272
13,675
Up 21%
Up 26%
Mar-21
Sep-21
Mar-22
Sep-22
Mar-23

1 Investment Trends Competitive Analysis & Benchmarking Report, December 2018, 2019, 2020, 2021 and 2022. 2 For details www.bt.com.au/about-bt/bt-financial-group/overview/awards. 3 Net flows included $1.7bn pension payments. Excluding this, net flows were $1.2bn. 4 Migration from BT Wrap to Panorama was completed in June 2021.

108 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Economics

Australian and New Zealand economic forecasts Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Key economic indicators (%) at 3 May 2023 2022 2023 Calendar years Q2 Q3 Q4 Q1E Q2F Q3F Q4F 2021 2022 2023F 2024F World GDP1 - - - - - - - 6.0 3.3 3.0 3.1 Australia GDP2 3.1 5.9 2.7 2.5 1.8 1.2 1.0 4.6 2.7 1.0 1.5 Unemployment – end period 3.8 3.5 3.5 3.6 3.5 3.9 4.5 4.7 3.5 4.5 5.0 CPI headline – year end 6.1 7.3 7.8 7.0 6.3 5.2 4.0 3.5 7.8 4.0 3.1 Interest rates – cash rate 0.85 2.35 3.10 3.60 3.85 3.85 3.85 0.10 3.10 3.85 2.85 New Zealand GDP2 0.4 6.4 2.2 2.9 1.4 0.0 0.4 3.3 2.2 0.4 -0.3 Unemployment – end period 3.3 3.3 3.4 3.4 3.6 3.8 4.0 3.2 3.4 4.0 5.1 Consumer prices 7.3 7.2 7.2 6.7 5.9 5.5 4.5 5.9 7.2 4.5 2.7 Interest rates – official cash rate 2.00 3.00 4.25 4.75 5.50 5.50 5.50 0.75 4.25 5.50 4.25 Key economic indicators (%) at 3 May 2023 2021 2022 2023F 2024F Australia Credit growth Total – year end 6.8 7.8 3.2 3.5 Housing – year end 7.4 6.5 3.8 4.2 Business – year end 7.3 11.9 2.8 2.6 New Zealand Credit growth Total – year end 7.5 4.6 2.8 3.7 Housing – year end 10.5 4.4 2.3 3.8 Business – year end 3.6 5.4 3.8 3.7 Private sector credit growth (% ann) Sources: RBA, Westpac Economics Economics Sources: RBA, Statistics NZ, Westpac Economics 1 Year average growth rates. 2 Through the year growth rates. Sources: IMF, RBA, Statistics NZ, Westpac Economics -8 -4 0 4 8 12 16 Dec-09 Dec-11 Dec-13 Dec-15 Dec-17 Dec-19 Dec-21 Dec-23 Total credit Australia Housing Australia Business Australia Total credit New Zealand Westpac f’casts % ann 110

Australian housing market Australian dwelling prices (%, 3 month annualised) Sources: CoreLogic, Westpac Economics Sources: CoreLogic, Westpac Economics Capital city Pop’n Last 3 mths (to Apr-23) Last 12 mths (Apr-23) Last 5 years (to Apr-23) Sydney 5.3m Up 3.0% Down 10.7% Up 12.1% Melbourne 5.0m Up 0.3% Down 8.9% Up 2.1% Brisbane 2.6m Up 0.1% Down 9.8% Up 28.6% Perth 2.2m Up 1.0% Up 1.3% Up 17.8% Westpac Economics dwelling price forecasts (annual %) * average last 10yrs Sources: CoreLogic, Westpac Economics Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Dwelling prices (% change over period) Capital city Pop’n avg* 2020 2021 2022 2023F 2024F Sydney 5.3m 6.3 2.7 25.3 -12.1 1 5 Melbourne 5.0m 5.0 -1.3 15.1 -8.1 -1 5 Brisbane 2.6m 4.9 3.6 27.4 –1.1 -1 6 Perth 2.2m 1.1 7.3 13.1 3.6 0 8 Australia 26m 5.1 1.8 20.9 -7.1 0 5 -20 -15 -10 -5 0 5 10 15 20 25 30 35 40 Apr-15 Apr-16 Apr-17 Apr-18 Apr-19 Apr-20 Apr-21 Apr-22 Apr-23 Apr-24 % rate cuts rate hikes 2019 COVID-19 election ‘Delta’ Macro-prudential measures Macro-prudential measures Prices stabilise, ahead of 2024 lift Economics 111

New Zealand housing market New Zealand dwelling prices (index) Sharp downturn as interest rates have increased Sources: REINZ, Westpac Economics Economics Sources: CoreLogic, REINZ, Westpac Economics Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack 750 1250 1750 2250 2750 750 1250 1750 2250 2750 2007 2009 2011 2013 2015 2017 2019 2021 2023 Auckland Canterbury Wellington Other regions Index Index House prices (nationwide, index) Sources: CoreLogic, Westpac Economics Monthly house sales and prices (% yr) -20 -10 0 10 20 30 40 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 2004 2007 2010 2013 2016 2019 2022 Sales %yr Sales (lhs) House prices (rhs) Source: REINZ Dwelling prices (% change over period) Region Pop’n Last 3 mths (to Mar-23) Last 12 mths (to Mar-23) Last 5 years (to Mar-23) Auckland 1.7m Down 3% Down 15% Up 14% Wellington 0.5m Down 3% Down 19% Up 30% Canterbury 0.7m Down 1% Down 7% Up 45% Nationwide 5.1m Down 2% Down 13% Up 31% Forecast (Annual %) Ave. past 10 years 2020 2021 2022f 2023f 2024f Nationwide 10% +17% +27% -12% -9% +1% -20 -15 -10 -5 0 5 10 15 20 25 30 35 0 500 1000 1500 2000 2500 3000 2010 2012 2014 2016 2018 2020 2022 2024 Annual growth (right axis) Level (left axis) Index = 1000 in 2010 %yr Westpac forecasts 112

Appendix

Appendix 1: Net profit ex Notable Items1 114 1 For further information refer to Westpac’s 2023 Interim Results Announcement. Appendix Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack $m 1H22 2H22 1H23 Change 1H23 – 1H22 (%) Change 1H23 – 2H22 (%) Net interest income 8,021 8,585 9,202 15 7 Non-interest income 1,710 1,589 1,669 (2) 5 Net operating income 9,731 10,174 10,871 12 7 Expenses (5,142) (5,039) (4,988) (3) (1) Pre-provision profit 4,589 5,135 5,883 28 15 Impairment charges (139) (196) (390) 181 99 Tax and non-controlling interests (NCI) (1,349) (1,472) (1,670) 24 13 Net profit 3,101 3,467 3,823 23 10

Appendix 2: 1H23 Notable Items and impact of businesses sold[1]

Appendix

($m)	Net Profit	Hedging Notable Items[2]	Net Profit Less hedging Notable Items[3]	Asset sales and revaluations Notable Items	Net Profit Less Notable Items[4]	Impact of businesses sold	Net Profit Less Notable Items & impact of business sold	2H22 Net Profit Less Notable Items & impact of business sold	% change
Net interest income	9,113	(89)	9,202	-	9,202	-	9,202	8,585	7%
Non-interest income	1,890	(22)	1,912	243	1,669	140	1,529	1,422	8%
Net operating income	**11,003**	**(111)**	**11,114**	**243**	**10,871**	**140**	**10,731**	**10,007**	**7%**
Expenses	(4,988)	-	(4,988)	-	(4,988)	18	(5,006)	(4,990)	Flat
Pre-provision profit	**6,015**	**(111)**	**6,126**	**243**	**5,883**	**158**	**5,725**	**5,017**	**14%**
Impairment charges	(390)	-	(390)	-	(390)	-	(390)	(196)	99%
Tax and non-controlling interests (NCI)	(1,624)	33	(1,657)	13	(1,670)	(47)	(1,623)	(1,428)	14%
Net profit	**4,001**	**(78)**	**4,079**	**256**	**3,823**	**111**	**3,712**	**3,393**	**9%**

1 For further information refer to Westpac's 2023 Interim Results Announcement. 2 Economic hedges and hedge ineffectiveness, included in cash earnings adjustments in previous periods. 3 Referred to as Cash earnings in previous periods. 4 Referred to as Cash earnings excluding Notable Items in previous periods.

115 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Appendix 3: Notable customer remediation 1 Excludes provisions and costs associated with litigation. Notable Items only. These provisions were raised in the individual years. The data is not net of utilisation. Appendix Milestones in 1H23 • Paid $103 million to more than 500,000 customers in 1H23 • 4 major remediation programs were closed in 1H23 including Advice-related program 116 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Provisions for customer refunds, payments and associated costs1 ($m) FY17 FY18 FY19 FY20 FY21 FY22 1H23 Total Banking 94 122 362 144 (135) 2 - 589 Wealth 75 146 802 208 251 51 - 1,533 Implementation costs – 62 232 196 195 32 - 717 Net profit impact of above 118 231 977 384 218 60 - 1,988 Provisions for customer compensation and associated costs • There were no notable customer remediation provisions raised in 1H23 • Small customer remediations treated in relevant operating income and expense line

Appendix 4: Businesses exited 1 The value of capital released also includes the benefit of lower RWA. 2 BT personal and corporate superannuation funds. Transactions completed Completed Divestment CET1 benefit (bps, $m1) Westpac NZ Wealth Advisory Dec 2020 – Westpac General Insurance Jul 2021 12bps, ~$500m Vendor Finance Jul 2021 1bp, ~40m Westpac LMI Aug 2021 7bps, ~$300m Westpac Life-NZ- Limited Feb 2022 7bps, ~$300m Motor Vehicle Finance Mar 2022 8bps, ~$350m Westpac Life Insurance Services Aug 2022 13bps, ~$500m Advance Asset Management Limited Mar 2023 8bps, ~$350m Successor funds transfer (SFT) of Superannuation2 1 Apr 2023 Divestment benefits 56bps, ~$2,340m 117 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Appendix

Appendix 5: Reinventure – investing in fintech businesses

Appendix

Westpac has committed $150m in fintech venture capital funds, managed by Reinventure
Reinventure enables Westpac to access insights and adjacent business opportunities, both in Australia and offshore
The model also helps Westpac to source commercial partnerships that create value for customers

New business models

MONEYME
Digital financial service company offering credit products to tech-savvy Australian consumers and businesses

Valiant
Business loan marketplace that matches SMEs to the best lender based on their characteristics and needs doorsteps
Helps home sellers make decisions about who they choose to sell their property mx51
Empowering banks to connect seamlessly with merchants and their customers zai
Full stack payments platform

4YOU Innovation
Logistics and hospitality software providing ordering, delivery and payment functionality

Auror.
Uses data to shed light on high volume crimes, improving prevention and detection zest
A consumer digital lending platform

Kredivo
A leading digital credit platform in Indonesia

ATHENA
Providing digital mortgage broking

New technology capabilities

kasada
Enterprise cyber security company that protects businesses from malicious bot attacks

CODELINGO
Enabling software development teams to scale processes and improve code quality

Polychain Capital
A fund of funds for cryptocurrency and blockchain technology

InDebted
Digitised debt collection, leveraging modern communications, automation and machine learning

Slyp
Smart receipts that automatically link purchase receipts to customers' bank accounts

Forte
Pioneering a new asset class called Tradeable Income Based Securities (TIBS)

IMMUTABLE
Creating real-game assets for developers, using blockchain technology frankieone
Helps banks and fintechs make better decisions using a single API and dashboard to manage KYC/AML and fraud

Safewill
Helping Australians create their wills online

instant
A one-click checkout platform transforming online transactions

Data, AI and analytics

BASIQ
Open Banking API platform that provides connectivity to over 100 financial sources across Australia and NZ

Curious thing
Conversational voice-based AI for digital interviewing, powered by machine learning

a-kin
AI company that integrates neuroscience into their platform creating capability that not only manages complex problems but is able to form intrinsic relationships with humans

Flybits
AI-powered, context-as-a-service platform, to deliver personalised experiences to customers

KEPLER ANALYTICS
B2B platform for physical retail stores that provides insights through their AI engine and in-store sensors dataro
Data-science-as-a-service AI-powered donor scoring software for the NFP sector

Logos are of the respective companies.

118 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Appendix 6: Sustainability – footnotes Our commitment to sustainability. 1. Spend with diverse and Indigenous suppliers are defined in the Glossary section in our 2022 Sustainability Index and Datasheet. 2. Westpac Scholars Trust (ABN 35 600 251 071) is administered by Westpac Scholars Limited (ABN 72 168 847 041) as trustee for the Westpac Scholars Trust. Westpac Scholars Trust is a private charitable trust and neither the Trust nor the Trustee are part of the Westpac Group. Westpac provides administrative support, skilled volunteering, and funding for operational costs of Westpac Scholars Trust. 3. Westpac Foundation is administered by Westpac Community Limited (ABN 34 086 862 795) as trustee for Westpac Community Trust (ABN 53 265 036 982). The Westpac Community Trust is a Public Ancillary Fund, endorsed by the ATO as a Deductible Gift Recipient. None of Westpac Foundation, Westpac Community Limited nor the Westpac Community Trust are part of Westpac Group. Westpac provides administrative support, skilled volunteering, donations and funding for operational costs of Westpac Foundation. 4. This is a cumulative WNZL target (building on FY20 exposure) and includes Kiwibuild and shared equity (a form of shared home ownership, often between an individual and an organisation), as well as Westpac’s Warm Up lending. 5. Rated ‘A’ by Monash University in their Modern Slavery Disclosure Quality Ratings – ASX 100 Companies Update 2022 report for our FY20 and FY21 modern slavery disclosures; and recognised as one of three ‘front runners’ in BankTrack’s Global Human Rights Benchmark Report 2022 for our FY21 modern slavery disclosures. Becoming a net-zero, climate resilient bank. 1. A pathway to net-zero by mid-century, or sooner, including CO2-e emissions reaching net-zero at the latest by 2050, consistent with a maximum temperature rise of 1.5°C above pre-industrial levels by 2100. 2. Delivered the second phase of our renewables transition program. This phase consists of a virtual power purchase agreement (i.e. generation exported to grid and distributed to sites through the national transmission and distribution network) with Flow Power to source renewable electricity from Ararat Wind Farm in Victoria and Berri Solar Farm + Battery in South Australia. The third phase will seek to deliver the remainder of the transition to source the equivalent of 100% of our global electricity consumption from renewable sources by the end of 2025. 3. Certification is obtained for Westpac’s Australian and New Zealand direct operations and supply chain (non-financed) under the Australian Government’s Climate Active Carbon Neutral Standard for Organisations and the New Zealand Toitū net carbonzero certification respectively. Further information can be found on the Sustainability Performance Reports page on our website. 4. Sustainable finance transactions refers to green, social, sustainability, sustainability-linked and re-linked loans and bonds. Westpac’s approach to sustainable finance is aligned with several relevant industry guidelines and principles, such as those issued by the Loan Market Association, International Capital Markets Association and the Climate Bond Initiative. 5. Climate change solutions activities are defined in the Glossary section in our 2022 Sustainability Index and Datasheet. New lending represents the total of new and increases in lending commitments, excluding refinances. Targets set for five sectors in our lending portfolio. 1. Financed emissions are the Group’s Scope 3 emissions attributable to its lending portfolios. We aim to achieve these targets by 30 September 2030. 2. Upstream oil and gas includes exploration, extraction and drilling companies, integrated oil and gas companies (that have upstream activities), and LNG producers. The scope does not include midstream and downstream companies. 3. IEA NZE scenario specifies that no new (greenfield) oil and gas fields are needed beyond those projects that have already been committed (i.e. approved for development) as of 18 May 2021. The IEA NZE scenario is the International Energy Agency’s Net Zero by 2050: A Roadmap for the Global Energy Sector report, 2021. 4. Where the Australian or New Zealand Government or regulator determines (or takes a formal public position) that supply from the asset being financed is necessary for national energy security. 5. A credible transition plan should be developed by reference to the best available science and should include Scope 1, 2 and 3 emissions and actions the company will take to achieve GHG reductions by 2050 aligned with a 1.5°C pathway. 6. Companies with >5% of their revenue coming directly from thermal coal mining (i.e. the production and sale of thermal coal). Adjacent sectors (including mining service providers) will be covered in other targets as appropriate. Transactional banking and rehabilitation bonds are excluded from our target. 7. Companies that are electricity generators include customers with >10% revenue coming from power generation or >5% revenues from thermal coal electricity generation. Target excludes electricity transmission / distribution companies and Scope 3 emissions of electricity generators. 8. Companies that produce clinker in-house. Target includes emissions generated from calcination in clinker production as well as fuel combustion and electricity consumption associated with the cement production process. 9. Discrete borrowers with office properties comprising a majority of their portfolio and with commercial real estate TCE > $75 million within Specialised Lending – Property Finance (Investment only) and Corporate portfolios, as defined under Pillar 3 reporting. This excludes construction finance. 10. Base building operational Scope 1 and 2 emissions. Target excludes all Scope 3 emissions (e.g. tenant emissions from electricity and appliance use, construction, embodied emissions and corporate activities). Climate-related metrics. 1. Climate change solutions activities are defined in the Glossary section in our 2022 Sustainability Index and Datasheet. 2. Other mining includes iron ore, metal ore, construction material, exploration and services. Exposure values reflect TCE for the mining sector across Westpac Group at 31 March 2023. The mining population is defined by relevant ANZSIC codes. 119 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack The information on this page contains ‘forward-looking statements’ and statements of expectation reflecting Westpac’s current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. Please refer to the disclaimer on page 126. Appendix

Appendix 6: Sustainability

Appendix

Industry recognition

Achieved highest ISS QualityScore for Social dimension

Rated Prime status of "C" by ISS ESG

Recognised in the SEEK Talent Acquisition Awards for Best Employer Brand initiative for our Graduate 'Uncommon minds' campaign for the second year in a row.

Sustainability indexes

Member of the DJSI Indices since 2002

At March 2023, Westpac has received an ESG Risk Rating of 21.5 from Sustainalytics and was assessed to be at Medium risk of experiencing material financial impacts from ESG factors[1]

Member of the FTSE4Good Index Series, of which Westpac has been a member since 2001

At July 2022, Westpac has received an MSCI ESG Rating of A[2]

Inclusion and diversity recognition

Recognised in the Bloomberg Gender Equality Index for the 7th consecutive year

Accredited as Level 1 Activate as a Carer Friendly Employer under the CarersNSW Carers + Employers Program

Named within Top 10 Employer for gender equality through Equileap

Awarded first place in the Access & Inclusion Index Top Performers 2021-22 list

1 Copyright ©2023 Sustainalytics. All rights reserved. The information, data, analyses and opinions contained herein: (1) includes the proprietary information of Sustainalytics and/or its content providers; (2) may not be copied or redistributed except as specifically authorized; (3) do not constitute investment advice nor an endorsement of any product , project, investment strategy or consideration of any particular environmental, social or governance related issues as part of any investment strategy; (4) are provided solely for informational purposes; and (5) are not warranted to be complete, accurate or timely. Neither Sustainalytics nor its content providers are responsible for any trading decisions, damages or other losses related to it or its use. The use of the data is subject to conditions available at https://www.sustainalytics.com/legal-disclaimers. 2 The inclusion of Westpac in any MSCI index, and the use of MSCI logos, trademarks, service marks or index names herein, do not constitute a sponsorship, endorsement or promotion of Westpac by MSCI or any of its affiliates. The MSCI indexes are the exclusive property of MSCI. MSCI and the MSCI index names and logos are trademarks or service marks of MSCI or its affiliates.

120 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Appendix

Appendix 6: Sustainability

Key commitments and partnerships

Principles for Responsible Banking
Signatory (2019)

Toitū net carbonzero certified (New Zealand)
Since 2019

UN Sustainable Development Goals
CEO Statement of Commitment (2016)

Paris Climate Agreement
Supporter (2015)

The Valuable 500
Signatory (2021)

The Equator Principles
Founding Adopter,
First Australian Bank (2003)

UN Environment Programme Finance Initiative
Founding Member (1991)

Financial Stability Board's Task Force on Climate-related Financial Disclosures
Align with and support

Taskforce on Nature-related Financial Disclosures
Forum member (2021)

UN Women
Partner (2021)

RE100, an initiative of The Climate Group in partnership with CDP Member (2019)

Commitment to United Nations Global Compact Signatory (2002), Global Compact Network Australia Founding Member (2009)

WeConnect International
(for women owned businesses)
Member (2020)

Global Reporting Initiative
Align with

Industry-led UN-convened Net-Zero Banking Alliance
Joined 2022

Climate Bonds Initiative
Partner

Carbon Markets Institute
Corporate Member

Australian Industry Energy Transitions Initiative
Partner (2022)

Australian Sustainable Finance Initiative
Founding Member

Sustainability Accounting Standards Board
Align with

Carbon Neutral Certification
(Australia)
Since 2012 (previously NCOS)

Supply Nation
(for Indigenous owned businesses)
Founding Member (2010)

Social Traders
(for certified social enterprises)
Member (2016)

United Nations Tobacco-Free Finance pledge
Founding Signatory (2018)

121 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Appendix 7: Definitions – credit quality 122 Appendix Non-performing not impaired Includes those credit exposures that are in default, but where it is expected that the full value of principal and accrued interest can be collected, generally by reference to the value of security held Provision for expected credit losses Expected credit losses (ECL) are a probability-weighted estimate of the cash shortfalls expected to result from defaults over the relevant timeframe. They are determined by evaluating a range of possible outcomes and taking into account the time value of money, past events, current conditions and forecasts of future economic conditions Collectively assessed provisions (CAP) CAP for ECL under AASB 9 represent the ECL which is collectively assessed in pools of similar assets with similar risk characteristics. This incorporates forward looking information and does not require an actual loss event to have occurred for an impairment provision to be recognised Individually assessed provisions (IAP) Provisions raised for losses on loans that are known to be impaired and are assessed on an individual basis. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and, as this discount unwinds, interest will be recognised in the income statement Stage 1: 12 months ECL – performing For financial assets where there has been no significant increase in credit risk since origination a provision for 12 months ECL is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset Stage 2: Lifetime ECL – performing For financial assets where there has been a significant increase in credit risk since origination but where the asset is still performing a provision for lifetime ECL is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset Stage 3 Lifetime ECL – non-performing For financial assets that are non-performing a provision for lifetime ECL is recognised. Interest revenue is calculated on the carrying amount net of the provision for ECL rather than the gross carrying amount Impaired Includes exposures that have deteriorated to the point where full collection of interest and principal is in doubt, based on an assessment of the customer’s outlook, cash flow, and the net realisation of value of assets to which recourse is held: • Facilities 90 days or more past due, and full recovery is in doubt: exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; • Non-accrual facilities: exposures with individually assessed impairment provisions held against them, excluding restructured loans; • Restructured facilities: exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer; • Other assets acquired through security enforcement (includes other real estate owned): includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; and • Any other facility where the full collection of interest and principal is in doubt Stressed exposures Watchlist and substandard, non-performing not impaired, and impaired exposures Total committed exposures (TCE) Represents the sum of the committed portion of direct lending (including funds placement overall and deposits placed), contingent and pre-settlement risk plus the committed portion of secondary market trading and underwriting risk Watchlist and substandard Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Appendix 7: Definitions – segments, earnings drivers, capital and liquidity 123 Appendix Capital and liquidity Capital ratios As defined by APRA (unless stated otherwise) Committed liquidity facility (CLF) The RBA makes available to Australian Authorised Deposit-taking Institutions (ADIs) a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 Liquidity. APRA announced in September 2021 that ADIs subject to the LCR should reduce their CLF usage to zero by 1 January 2023 High quality liquid assets (HQLA) Assets which meet APRA’s criteria for inclusion as HQLA in the numerator of the LCR Internationally comparable ratios Internationally comparable regulatory capital ratios are Westpac’s estimated ratios after adjusting the capital ratios determined under APRA Basel III regulations for various items. Analysis aligns with the APRA study titled “International capital comparison study” dated 13 July 2015 Leverage ratio As defined by APRA (unless stated otherwise). Tier 1 capital divided by ‘exposure measure’ and expressed as a percentage. ‘Exposure measure’ is the sum of on-balance sheet exposures, derivative exposures, securities financing transaction exposures and other off-balance sheet exposures Liquidity coverage ratio (LCR) An APRA requirement to maintain an adequate level of unencumbered high quality liquid assets, to meet liquidity needs for a 30 calendar day period under an APRA-defined severe stress scenario. Absent a situation of financial stress, the value of the LCR must not be less than 100%. LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash out-flows in a modelled 30 day defined stressed scenario Net stable funding ratio (NSFR) The NSFR is defined as the ratio of the amount of available stable funding (ASF) to the amount of required stable funding (RSF) defined by APRA. The amount of ASF is the portion of an ADI’s capital and liabilities expected to be a reliable source of funds over a one year time horizon. The amount of RSF is a function of the liquidity characteristics and residual maturities of an ADI’s assets and off-balance sheet activities. ADI’s must maintain an NSFR of at least 100% Risk weighted assets or RWA Assets (both on and off-balance sheet) are risk weighted according to each asset’s inherent potential for default and what the likely losses would be in case of default. In the case of non-asset-backed risks (ie. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack Segments Consumer Consumer provides banking products and services, including mortgages, credit cards, personal loans, and savings and deposit products to Australian retail customers Business Business serves the banking needs of Australian small business, Agribusiness and Commercial customers WIB Westpac Institutional Bank (WIB) provides a broad range of financial products and services to corporate, institutional and government customers Westpac NZ Westpac New Zealand provides banking, wealth and insurance products and services for consumer, business and institutional customers in New Zealand Specialist Businesses Specialist Businesses was established in May 2020 by combining the operations that Westpac identified to be exited as part of its simplification agenda. Since its formation, nine business divestments, including two in First Half 2023, have been completed. The merger of BT’s personal and corporate superannuation funds with Mercer Super Trust through a SFT and the sale of its AAML business to Mercer Australia were completed. The remaining operations include Platforms, Westpac Pacific, margin lending and auto finance business which is in run-off Group Businesses or GB Group Businesses includes support functions such as Treasury, Customer Services and Technology, Corporate Services and Enterprise Services. It also includes Group-wide elimination entries arising on consolidation, centrally raised provisions and other unallocated revenue and expenses Earnings drivers Average interest-earning assets (AIEA) The average balance of assets held by the Group that generate interest income. Where possible, daily balances are used to calculate the average balance Group net interest margin Calculated by dividing net interest income by average interest-earning assets (annualised where applicable) Core net interest margin Calculated by dividing net interest income excluding Notable Items and Treasury & Markets by average interest-earning assets (annualised where applicable) Pre-provision profit Net operating income less operating expenses Full-time equivalent employees (FTE) A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight

Appendix 7: Definitions – other 124 Appendix Branch transactions Branch transactions are typically withdrawals, deposits, transfers and payments Customer satisfaction or CSAT The Customer Satisfaction score is an average of customer satisfaction ratings of the customer’s main financial institution for consumer or business banking on a scale of 0 to 10 (0 means ‘extremely dissatisfied’ and 10 means ‘extremely satisfied’) CSAT (Main Bank Service Satisfaction) (Westpac NZ) Source: 3 month rolling Retail Market Monitor data (survey conducted by Camorra Research). Respondents are asked to rate the overall level of service they receive from their main bank (self-selected which ONE bank is their main provider of financial services) on a scale of 1 (Poor) to 5 (Excellent). The rating represents % of respondents who scored 4 (Very Good) or 5 (Excellent) CSAT – overall consumer Source: Fifth Dimension (5D) for March 2023 (1H23); DBM Consultants Consumer Atlas for September 2022 (2H22), 6MR. MFI customers CSAT – overall business Source: Fifth Dimension (5D) for March 2023 (1H23); DBM Consultants Business Atlas for September 2022 (2H22), 6MR. MFI businesses Digitally active Australian consumer and business customers who have had an authenticated session (including Quickzone) on Westpac Group digital banking platforms in the prior 90 days Digital sales The percentage of quality sales in a 12-week period that were digitally initiated (percentage against the count of all quality sales in that 12-week period) Digital transactions Digital transactions including all payment transactions (Transfer Funds, Pay Anyone and BPAY) within Westpac Live and Compass, excl. Corporate Online and Business Banking online Active Westpac app customers Westpac app users using the iON (Android +iOS) experience with a digital login in the 90 day period. Segment is Consumer and Business Mobile wallet payments Count of transactions that use a digital card via apple pay, fitbit pay, garmin pay, google pay and samsung pay products Average App sessions per day Total number of sessions on Westpac Live & Compass initiated using an app over total number of days within a half year period MFI share MFI share results are based on the number of customers who have a Main Financial Institution (MFI) relationship with an institution, as a proportion of the number of customers that have a MFI relationship with any institution Consumer MFI share Source: Fifth Dimension (5D) for March 2023 (1H23); DBM Consultants Consumer Atlas for September 2022 (2H22), 6MR. MFI customers Net Promoter Score or NPS Net Promoter Score measures the net likelihood of recommendation to others of the customer’s main financial institution for retail or business banking. Net Promoter ScoreSM is a trademark of Bain & Co Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld. Using a 11 point numerical scale where 10 is ‘Extremely likely’ and 0 is ‘Extremely unlikely’, Net Promoter Score is calculated by subtracting the percentage of Detractors (0-6) from the percentage of Promoters (9-10) NPS – Mobile App Source: Fifth Dimension (5D) for March 2023 (1H23), 6MR. MFI customers. Mobile App NPS measures the likelihood to recommend the customer’s MFI Mobile App used in the last 4 weeks for retail banking NPS Consumer (Westpac NZ) Source: 3 month rolling Retail Market Monitor data (survey conducted by Camorra Research). Respondents are asked about likelihood to recommend their main bank to family and friends on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6) NPS – overall consumer Source: Fifth Dimension (5D) for March 2023 (1H23); DBM Consultants Consumer Atlas for September 2022 (2H22), 6MR. MFI customers NPS – overall business Source: Fifth Dimension (5D) for March 2023 (1H23); DBM Consultants Business Atlas for September 2022 (2H22), 6MR. MFI businesses St.George (SGB) brands SGB brands (Consumer): St.George Bank, Bank of Melbourne, BankSA, for DBM also includes RAMS, Dragondirect SGB brands (Business): St.George Bank, Bank of Melbourne and BankSA Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

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125 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. The financial information in this presentation is presented in accordance Australian Accounting Standards (AAS) and is also compliant with International Financial Reporting Standards. In 2022 and earlier reporting periods, Westpac reported a non-AAS financial measure of profit referred to as “cash earnings” as well as reporting “Notable Items” and a further non-AAS profit measure excluding these Notable Items in both external and internal reporting. In First Half 2023, Westpac ceased reporting cash earnings and cash earnings excluding Notable Items and will use net profit attributable to owners of Westpac (net profit) as Westpac’s key measure of financial performance. To assist in explaining our financial performance, Westpac will continue to report Notable Items which represent certain items that management believe are not reflective of the Group’s ongoing business performance. Refer to page 38 for details of the Notable Items impacting Westpac’s 2023 Interim Financial Results. In assessing Westpac’s performance and that of our operating segments we use a number of financial measures, including amounts, measures and ratios that are presented on a non-AAS basis. Non-AAS financial measures and ratios do not have standardised meanings under AAS. As such they are unlikely to be directly comparable to similar measures presented by other companies and should not be viewed in isolation from, or as a substitute for, the AAS results. Refer to Westpac’s 2023 Interim Financial Results (incorporating the requirements of Appendix 4D) for the six months ended 31 March 2023 available at www.westpac.com.au in the section “Results Announcement to the market - Introduction” for details of the presentation changes and non-AAS financial measures. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward looking statements are statements that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition, capital adequacy and risk management, including, without limitation, future loan loss provisions and financial support to certain borrowers, forecasted economic indicators and performance metric outcomes, indicative drivers, climate- and other sustainability-related statements, commitments, targets, projections and metrics, and other estimated and proxy data. We use words such as ‘will’, ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘indicative’, ‘risk’, ‘aim’, ‘outlook’, ‘forecast’, ‘f’cast’, ‘f’, ‘assumption’, ‘projection’, ‘target’, ‘goal’, ‘guidance’, ‘ambition’, or other similar words to identify forward-looking statements, or otherwise identify forward-looking statements. These forward-looking statements reflect our current views on future events and are subject to change, certain known and unknown risks, uncertainties and assumptions and other factors which are, in many instances, beyond our control (and the control of our officers, employees, agents and advisors), and have been made based on management’s expectations or beliefs concerning future developments and their potential effect upon Westpac. Forward-looking statements may also be made, verbally or in writing, by members of Westpac’s management or Board in connection with this presentation. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this presentation. There can be no assurance that future developments or performance will align with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those we expect or which are expressed or implied in forward-looking statements, depending on various factors including, but not limited to, those described in the section titled ‘Risk factors' in our 2023 Interim Financial Results (incorporating the requirements of Appendix 4D) for the six months ended 31 March 2023 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to Westpac, investors and others should carefully consider such factors and other uncertainties and events. Except as required by law, we assume no obligation to revise or update any forward-looking statements contained in this presentation, whether from new information, future events, conditions or otherwise, after the date of this presentation. Further important information regarding climate change and sustainability-related statements This presentation contains forward-looking statements and other representations relating to environment, social and governance (ESG) topics, including but not limited to climate change, net-zero, climate resilience, natural capital, emissions intensity, human rights and other sustainability related statements, commitments, targets, projections, scenarios, risk and opportunity assessments, pathways, forecasts, estimated projections and other proxy data. These are subject to known and unknown risks, and there are significant uncertainties, limitations, risks and assumptions in the metrics and modelling on which these statements rely. In particular, the metrics, methodologies and data relating to climate and sustainability are rapidly evolving and maturing, including variations in approaches and common standards in estimating and calculating emissions, and uncertainty around future climate and sustainability related policy and legislation. There are inherent limits in the current scientific understanding of climate change and its impacts. Some material contained in this presentation may include information including, without limitation, methodologies, modelling, scenarios, reports, benchmarks, tools and data, derived from publicly available or government or industry sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of such information. There is a risk that the estimates, judgements, assumptions, views, models, scenarios or projections used may turn out to be incorrect. These risks may cause actual outcomes, including the ability to meet commitments and targets, to differ materially from those expressed or implied in this presentation. The climate and sustainability related forward-looking statements made in this presentation are not guarantees or predictions of future performance and Westpac gives no representation, warranty or assurance (including as to the quality, accuracy or completeness of these statements), nor guarantee that the occurrence of the events expressed or implied in any forward-looking statement will occur. There are usually differences between forecast and actual results because events and actual circumstances frequently do not occur as forecast and these differences may be material. Westpac will continue to review and develop its approach to ESG as this subject area matures. Disclaimer 126 Westpac Group 2023 Interim Results Presentation & Investor Discussion Pack